                                                             OMB APPROVAL
                                                      --------------------------
                                                      OMB Number:      3235-0059
                                                      Expires:     July 31, 2004
                                                      Estimated average burden
                                                      hours per response...14.73

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         S/M REAL ESTATE FUND VII, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:
        Limited Partnership Interests
--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:
        11,080
--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $8,100,000. Pursuant to Rule 0-11(c)(2), the fee was calculated on the basis of the amount of cash that is estimated to be received by the Registrant from the sales proceeds from the sales of the Registrant's property assuming it is sold for 95% of its appraised value (as of a date within 30 days of the date of the sale contract), which is a condition to the sale of the property.
--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:
        $8,100,000.
--------------------------------------------------------------------------------

     5) Total fee paid:
        $1,620
--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

                                                                PRELIMINARY COPY


                         S/M REAL ESTATE FUND VII, LTD.

                                  July___, 2003


Dear limited partners:

          You are cordially invited to attend a special meeting of the limited partners of S/M Real Estate Fund VII, Ltd. to be held at [_____] [A.M./P.M.] Dallas, Texas time on August [___], 2003. The special meeting will be held at 2200 Ross Avenue, Suite 2200, Dallas, Texas. Please make an effort to either attend the meeting or return your proxy vote by mail, or vote by the telephone or Internet, so that your vote is received by the general partners no later than August [___], 2003.

          At the special meeting, you will be asked to consider and vote upon the following proposals to authorize the:

     o Terms of the sale of the partnership's final property, Fifth Avenue Apartments, and amendments of the partnership agreement to disband the Investment Committee and to approve compensation related to the dissolution of the partnership; and

     o    Subsequent dissolution and liquidation of the partnership.

          Each of the proposals is conditioned on the approval of the other proposal. If either of the two proposals is not approved by the required vote of the limited partners, then neither of the proposals will be given any effect. The general partners reserve the right to postpone proceeding with the proposals. At this time, the partnership has not entered into any agreement for the sale of its property, nor has the property been actively marketed for sale. If the foregoing proposals are approved, the general partners will proceed to market and sell the property as soon as practicable, provided they obtain a gross sales price of at least 95% of the property's appraised value as of a date within 30 days of the date of the sale contract, as reflected in the independent appraisal prepared by [NAME OF APPRAISER] (referred to as the approved sales price). According to an appraisal conducted by [NAME OF APPRAISER] as of [DATE], we expect the approved sales price to be between $[6.2] million and $[8.1] million. However, there can be no assurance that the actual sales price will equal this estimated amount.

          The partnership agreement generally provides that cash proceeds from sales of the partnership's properties be distributed 99% to the limited partners and 1% to Crozier Partners VII, Ltd. Hence, the amount of cash available for distribution to the limited partners is dependent upon the sales price of the final property. The amount to be received by the limited partners is also subject to uncertainties surrounding the estimation of future operating income and expenses, as well as the estimation of costs associated with the sale of the property. Nevertheless, the general partners estimate that if the final property is sold on or before December 31, 2003 for a sales price between $[6.2] million and $[8.1] million, the distribution per limited partnership interest will be approximately $[4.00] to $[161.00]. However, there can be no assurance that the amount actually distributed will equal this estimated amount.


        5520 LBJ Freeway, Suite 500, Dallas, Texas 75240 (972) 404-7100
                               FAX (972) 404-7154

          The enclosed materials discuss the proposals in detail, but we would like to summarize the primary reasons for recommending that you approve the proposed asset sale, partnership agreement amendments and dissolution.

     o The partnership initially intended to hold its properties for four to six years. Due to economic conditions in the economy generally, and particularly in the real estate market, the partnership has held the final property for a considerably longer period (approximately twenty years). Given the lengthy holding period as compared to the initial business plan, the general partners believe that now is the appropriate time to sell the final property and dissolve the partnership.

     o The general and administrative costs associated with continuing to be a public limited partnership are high compared to the partnership's net operating income. Our continuing operations as a public limited partnership with only one property do not justify the continued incurrence of such costs.

     o The general partners believe that the market where the partnership's property is located and the real estate market in general have significantly improved from the real estate recession which occurred in the late 1980s and early 1990s. Holding the property in hopes of further gains in value may put at risk the selling opportunity provided by this favorable market.

     o The property has been maintained in good condition since it was purchased and there is currently little deferred maintenance related to the partnership's property. However, as the property ages, the cost of repairs and maintenance will increase and this could have a negative impact on its value in the future.

          In considering whether to submit the asset sale, partnership agreement amendments and dissolution proposals to the limited partners, the general partners also considered the disadvantages of this course of action. The primary disadvantages of disposing of the partnership's property, amending the partnership agreement and dissolving the partnership pursuant to these proposals are:

     o There can be no assurance that the proposed asset sale, partnership agreement amendments and dissolution will result in greater returns to the limited partners than the continuation of the partnership. With respect to the partnership's property, as a result of the completion of the proposed asset sale and dissolution, the partnership would not benefit from possible improvements in economic and market conditions which could produce increased cash flow and enhance the sales price of the property.

     o There is no guarantee that the other alternatives considered by the general partners, if pursued, would not produce greater value for the limited partners.

          Additional factors that you should consider in determining whether to approve the proposals are set forth in the attached proxy statement, by which this summary is qualified in its entirety, including under the section entitled "Risk Factors Relating to the Proposals."

          The general partners' current goal is to complete the sale of the property by December 2003; however, we can give no assurance that the sale will be completed by a particular date, and your approval of the sale is not conditioned on the sale being completed by a particular date.

          The net proceeds of the sales of the partnership's property (after deducting the expenses of the sale and payment of certain fees, such as accounting fees, legal fees and printing, solicitation and mailing expenses), as well as the partnership's cash from operations, will be distributed to the partners in accordance with the partnership agreement. After the sale of the partnership's property, and after the partnership has paid, or made adequate provision for, all its liabilities, the partnership will be dissolved. Holders of at least a majority of the partnership's outstanding limited partnership interests must approve the proposal in order for the proposed transactions to proceed.

          ALTHOUGH THE GENERAL PARTNERS BELIEVE THE PROPOSED ASSET SALE AND DISSOLUTION AND THE RELATED PARTNERSHIP AGREEMENT AMENDMENTS ARE IN THE BEST INTERESTS OF THE LIMITED PARTNERS, YOU SHOULD CAREFULLY REVIEW THE ATTACHED PROXY STATEMENT AND CONSULT YOUR OWN ADVISORS IN ORDER TO MAKE AN INFORMED VOTE ON THE

PROPOSALS. APPROVAL OF THE PROPOSALS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE PARTNERSHIP'S OUTSTANDING LIMITED PARTNERSHIP INTERESTS. IF THE LIMITED PARTNERS DO NOT APPROVE THE PROPOSALS, THE PARTNERSHIP WILL CONTINUE TO OPERATE AS IT HAS IN THE PAST. HOWEVER, THE GENERAL PARTNERS MAY MAKE ADDITIONAL PROPOSALS TO OBTAIN APPROVAL FOR SELLING ITS PROPERTY IN A TIMELY MANNER, IF SUCH PROPOSAL IS DEEMED TO BE IN THE BEST INTEREST OF THE PARTNERSHIP. IN ACCORDANCE WITH THE TERMS OF THE PARTNERSHIP AGREEMENT, THE PARTNERSHIP WILL BE DISSOLVED BY JANUARY 31, 2012.

         Enclosed with this letter are a notice of special meeting and a proxy statement which describe in detail the proposed asset sale, partnership agreement amendments and dissolution. Please give all of the materials your careful attention and consideration. It is important that your limited partnership interests be represented at the special meeting, regardless of the number of limited partnership interests you hold.

         Accompanying the proxy statement is a proxy card which may be used to indicate your vote on the proposals. You can cast your vote by appearing in person and voting at the meeting, or by voting by proxy in one of the following ways:

     o By signing, dating and returning the enclosed proxy card to [NAME OF PROXY SOLICITOR], using the enclosed postage-paid envelope.

     o By calling the automated touch-tone telephone system 24 hours a day at [NUMBER], entering your control number from your proxy card and following the voice prompts to record your vote.

     o By visiting the Internet website [WEBSITE ADDRESS], and entering your control number from your proxy card and registering your vote.

     If you vote using the telephone or the Internet, please do NOT mail in your proxy card. Your giving of the proxy will not affect your rights to vote at the special meeting. You may revoke your proxy by:

     o Executing a subsequent-dated proxy and delivering it to Richard Hoffmann, President of Anterra Property Investors VII, Inc., a corporate general partner of Crozier Partners VII, Ltd., at the partnership's principal executive office;

     o Delivering written notice of revocation prior to the beginning of the special meeting to Richard Hoffmann at the partnership's principal executive office; or

     o    Attending in person and voting by ballot at the special meeting.

YOU SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER "RISK FACTORS RELATING TO THE PROPOSALS" STARTING ON PAGE 12 OF THE PROXY STATEMENT.

     If you have any questions about the enclosed proxy materials or the proposed sale of the partnership's property, partnership agreement amendments and the subsequent dissolution and liquidation of the partnership, please call the partnership at 972-404-7106.

Sincerely,

THE GENERAL PARTNERS

SM7 Apartment Investors Inc.
Murray Realty Investors VII, Inc.
Crozier Partners VII, Ltd.

This proxy statement is dated July [___], 2003 and is first being mailed to limited partners on or about July [___], 2003.

                         S/M REAL ESTATE FUND VII, LTD.

                  NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
                        TO BE HELD ON AUGUST [___], 2003


To the limited partners:

     You are cordially invited to attend the special meeting of limited partners of S/M Real Estate Fund VII, Ltd. to be held at [____] [A.M./P.M.] Dallas, Texas time, on August [____], 2003 at 2200 Ross Avenue, Suite 2200, Dallas, Texas to consider and vote upon the following proposals to authorize the:

     PROPOSAL 1.    Terms of the sale of the partnership's final property, Fifth
                    Avenue Apartments, and amendments of the partnership agreement to disband the Investment Committee and to approve compensation related to the dissolution of the partnership.

     PROPOSAL 2.    Subsequent dissolution and liquidation of the partnership.

     You are being asked to vote on each proposal separately; however, neither of the proposals will be given any effect unless both of them are approved. The general partners know of no proposals which will be presented for consideration at the special meeting other than those listed above. If any other matters do properly come before the special meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their judgment.

     The record date for the special meeting is July [___], 2003. Only limited partners of record at the close of business on that date are entitled to notice of and to vote at the special meeting, or any adjournments of that meeting. The affirmative vote of the holders of a majority of the outstanding limited partnership interests as of the record date is necessary to approve the proposal.

     IT IS IMPORTANT THAT YOUR LIMITED PARTNERSHIP INTERESTS BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF LIMITED PARTNERSHIP INTERESTS YOU HOLD. YOU ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON, BUT WHETHER OR NOT YOU ATTEND, PLEASE ENSURE YOUR REPRESENTATION BY COMPLETING, SIGNING AND DATING THE ACCOMPANYING PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IN ADDITION, YOU MAY ALSO VOTE VIA TELEPHONE BY CALLING [NUMBER], OR VIA THE INTERNET AT [WEBSITE ADDRESS]. YOU WILL NEED YOUR CONTROL NUMBER FROM YOUR PROXY CARD TO VOTE VIA TELEPHONE OR THE INTERNET. YOUR GIVING OF YOUR PROXY WILL NOT AFFECT YOUR RIGHTS TO VOTE IN PERSON AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY BY EXECUTING A SUBSEQUENT-DATED PROXY AND DELIVERING IT TO RICHARD HOFFMANN, PRESIDENT OF ANTERRA PROPERTY INVESTORS VII, INC., A CORPORATE GENERAL PARTNER OF CROZIER PARTNERS VII, LTD., AT THE PARTNERSHIP'S PRINCIPAL EXECUTIVE OFFICE, BY DELIVERING WRITTEN NOTICE OF REVOCATION PRIOR TO THE BEGINNING OF THE SPECIAL MEETING TO RICHARD HOFFMANN AT THE PARTNERSHIP'S PRINCIPAL EXECUTIVE OFFICE, OR BY ATTENDING IN PERSON AND VOTING BY BALLOT AT THE SPECIAL MEETING.

                                    By order of the general partners

                                    SM7 Apartment Investors Inc.
                                    Murray Realty Investors VII, Inc.
                                    Crozier Partners VII, Ltd.

5520 LBJ Freeway
Suite 500
Dallas, Texas 75240
(972) 404-7100

July [___], 2003

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

FORWARD-LOOKING STATEMENTS....................................................1

QUESTIONS AND ANSWERS ABOUT THE PROPOSED SALE OF PROPERTY, PARTNERSHIP
AGREEMENT AMENDMENTS AND DISSOLUTION..........................................2

THE SPECIAL MEETING...........................................................5

         Time, Date and Place of Special Meeting..............................5

         Purpose of the Special Meeting and Recommendation of the General
         Partners.............................................................5

         Record Date and Partnership Interests................................5

         Intentions to Vote by the General Partners...........................5

         Quorum and Voting of Proxies.........................................6

         Revocation of Proxies................................................6

         Voting Rights........................................................6

         Vote Required........................................................6

         No Dissenters' or Appraisal Rights Under Texas Law or the
         Partnership Agreement................................................6

         Proxy Solicitation and Expenses......................................6

         Completion of Proxies................................................7

         Documents Included...................................................7

PROPOSAL 1:  AUTHORIZATION OF THE TERMS OF SALE OF THE PARTNERSHIP'S FINAL
PROPERTY AND AMENDMENTS OF THE PARTNERSHIP AGREEMENT..........................8

         The Partnership......................................................8

         Description of the Property..........................................8

         Background for the Asset Sale........................................8

         Terms of the Asset Sale..............................................9

         Postponement and Events Requiring Solicitation or Subsequent
         Approval.............................................................9

         Amendments of the Partnership Agreement.............................10

PROPOSAL 2:  AUTHORIZATION OF THE DISSOLUTION AND LIQUIDATION OF THE
PARTNERSHIP..................................................................10

         Effect of the Asset Sale - Dissolution and Liquidation..............10

         Certain Relationships with Third Parties............................12

         General Partners and Indemnification................................12

RISK FACTORS RELATING TO THE PROPOSALS.......................................12

FAIRNESS OF THE ASSET SALE, PARTNERSHIP AGREEMENT AMENDMENTS AND
DISSOLUTION..................................................................16

         The General Partners' Recommendation and Reasons for the Proposed
         Asset Sale, Partnership Agreement Amendments and Dissolution........16

         Alternative to the Asset Sale and Dissolution:  Continuation of
         the Partnership.....................................................17

         Appraisal of the Property...........................................18

                  Selection and Qualifications of Appraiser..................19

                  Summary of Methodology.....................................19

                  Valuation Methodology - Income Capitalization Approach.....19

                  Valuation Methodology - Sales Comparison Approach..........20

                  Conclusions as to Value....................................20

                  Assumptions, Limitations and Qualifications of Appraisal...20

                  Compensation and Material Relationships....................22

         Offers from Third Parties...........................................22

FEDERAL INCOME TAX CONSEQUENCES..............................................24

CONFLICTS OF INTEREST, RELATED TRANSACTIONS AND INTERESTS OF CERTAIN
PERSONS IN THE PROPOSALS.....................................................27

REGULATORY MATTERS...........................................................28

ACCOUNTING TREATMENT.........................................................28

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE
PARTNERSHIP..................................................................29

ABSENCE OF PUBLIC MARKET FOR LIMITED PARTNERSHIP INTERESTS...................29

FEES AND EXPENSES............................................................29

INFORMATION CONCERNING AUDITORS..............................................29

LIMITED PARTNER PROPOSALS....................................................29

OTHER MATTERS................................................................29

WHERE YOU CAN FIND MORE INFORMATION..........................................30

INCORPORATION BY REFERENCE...................................................31


APPENDIX A    -    [NAME OF APPRAISER] SUMMARY OF PROPERTY APPRAISAL

APPENDIX B    -    ANNUAL REPORT ON  FORM 10-K (FOR THE YEAR ENDED
                   DECEMBER 31, 2002)

APPENDIX C    -    LISTING AGREEMENT WITH [NAME OF BROKER]

APPENDIX D    -    PROPOSED AMENDMENT TO THE CERTIFICATE AND AGREEMENT OF
                   LIMITED PARTNERSHIP, AS AMENDED

                           FORWARD-LOOKING STATEMENTS

     Statements in this proxy statement that are not historical facts are "forward-looking statements" within the meaning of the safe harbor provided by
Section 21E of the Securities Exchange Act of 1934. The words "may," "estimates," "believes," "anticipates," "expects," "intends" and similar expressions are intended to identify these forward-looking statements. These statements involve known and unknown risks and uncertainties that may cause the partnership's actual results or outcomes, including the amount of cash estimated to be distributed to the limited partners upon completion of the proposed sale of the partnership's final property, to be materially different from those anticipated and discussed in this proxy statement. Important factors that the partnership believes might cause such differences include the amount and nature of liabilities that may be asserted against the partnership, the general partners' inability to find a suitable buyer or buyers for the property, the inability to agree on a purchase price or contract terms with a potential buyer, a decrease in the financial performance of the property, the discovery of an environmental condition on the property, the condition of real estate markets and general economic conditions, as well as those specific risks that are discussed in this proxy statement and in the partnership's previous filings with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, the limited partners are urged to read carefully all cautionary statements contained in this proxy statement and in those other filings made by the partnership with the SEC.

QUESTIONS AND ANSWERS ABOUT THE PROPOSED SALE OF PROPERTY, PARTNERSHIP AGREEMENT
                           AMENDMENTS AND DISSOLUTION

     THE FOLLOWING QUESTIONS AND ANSWERS ARE INTENDED TO PROVIDE BRIEF ANSWERS TO FREQUENTLY ASKED QUESTIONS CONCERNING THE PROPOSALS AND PROXY STATEMENT PROCESS. THESE QUESTIONS AND ANSWERS DO NOT, AND ARE NOT INTENDED TO, ADDRESS ALL THE QUESTIONS THAT MAY BE IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THE REMAINDER OF THIS PROXY STATEMENT AS WELL AS THE APPENDICES AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.


Q.   WHO IS SOLICITING MY PROXY?

A.   The general partners of the partnership.

Q.   WHERE AND WHEN IS THE SPECIAL MEETING?

A. The special meeting will be held at [____] [A.M./P.M.], Dallas, Texas time, on August [___], 2003, at 2200 Ross Avenue, Suite 2200, Dallas, Texas.

Q.   WHAT AM I VOTING ON?

A. The general partners are seeking the approval of the limited partners of two proposals to authorize the:

     o terms of the sale of the partnership's final property, Fifth Avenue Apartments, and amendments of the partnership agreement to disband the Investment Committee and to approve compensation related to the dissolution of the partnership; and

     o    subsequent dissolution and liquidation of the partnership.

     Although you will vote on each proposal separately, neither of the proposals will be given any effect unless both of them are approved.

Q.   HOW MUCH WILL THE PARTNERSHIP'S PROPERTY BE SOLD FOR?

A. The general partners will work diligently to achieve the highest price possible for the partnership's property. However, to help ensure you that the property will not be sold for significantly less than the market value at the time of sale, a condition to the sale of the partnership's property is that it must be sold for at least the approved sales price, which is 95% of its appraised value as of a date within 30 days of the date of the sale contract, as reflected in independent appraisal obtained by the partnership.

Q.   HOW MUCH WILL I GET IF THE PROPERTY IS SOLD?

A. The general partners have estimated that if the final property is sold on or before December 31, 2003 for a sales price between $[6.2] million and $[8.1] million, the distribution per limited partnership interest will be approximately $[4.00] to $[161.00]. However, there can be no assurance that the sales price and the amount actually distributed will equal this estimated amount.

Q.   WHEN WILL DISTRIBUTIONS BE MADE AND THE PARTNERSHIP DISSOLVED?

A. The general partners anticipate that the partnership will complete the sale of the property by December 2003. However, it could take more or less time, as further described in this proxy statement. Hence, the partnership will not be dissolved prior to early 2004, and potentially not until later, depending on the time of the sale of the final property.

Q.   WILL I HAVE APPRAISAL RIGHTS?

A. No. You will not have dissenters' or appraisal rights as a result of this transaction.

Q.   WHAT DO THE GENERAL PARTNERS RECOMMEND?

A. The general partners recommend that you vote in favor of the proposals. The general partners have analyzed market conditions and property performance. Based on this assessment, the general partners believe that the proposed asset sale, partnership agreement amendments and dissolution is the most favorable strategic alternative available to the partnership and its limited partners. The primary reasons that the general partners believe these proposals are advisable include, but are not limited to:

     o The partnership initially intended to hold its properties for four to six years, but due to economic conditions, has held Fifth Avenue Apartments for approximately 20 years. Given the lengthy holding period, the general partners believe it is time to sell Fifth Avenue Apartments.

     o The general and administrative costs associated with continuing to be a public limited partnership are high compared to the partnership's net operating income. Our continuing operations as a public limited partnership with only one property do not justify the continued incurrence of such costs.

     o The general partners believe that both the market where the partnership's property is located and the real estate market in general have significantly improved from the real estate recession which occurred in the late 1980s and early 1990s, and that holding the property in hopes of further gains in value may put at risk selling opportunities provided by the current real estate market.

     o As the property ages, the cost of repairs could have a negative impact on its value.

Q.   WHAT ARE THE PRIMARY DISADVANTAGES OF THE PROPOSALS?

A. There can be no assurance that the proposals, if approved, will result in greater returns to the limited partners than a continuation of the partnership. The partnership will not benefit from possible improvements in economic and market conditions after the property is sold which could produce increased cash flow and enhance the sales price of the property. However, as noted above, the general partners believe that this is an advantageous time for the sale of the property. As a result of the uncertainty of future real estate market conditions, the general partners do not believe the possibility of continued improvements in economic and market conditions justifies postponing the sale of the property. Additional factors that you should consider in determining whether to consent to the proposals are set forth in this proxy statement, including under the section entitled "Risk Factors Relating to the Proposals."

Q.   WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

A. For each proposal to be approved, holders of at least a majority of the limited partnership interests outstanding as of the record date must approve it. If either of the proposals is not approved, then neither of the proposals will be given any effect.

Q.   WHAT WILL HAPPEN IF THE VOTE DOES NOT PASS?

A. If the vote does not pass, the partnership will continue to operate as it has in the past. However, because the partnership has held its properties for longer than the initial expected time frame of four to six years, the general partners may recommend other proposals in the future to liquidate and dissolve the partnership prior to its termination date of January 31, 2012.

Q.   WHOM CAN I CALL WITH QUESTIONS?

A. If you have any questions regarding the proxy card or the proposals described in this proxy statement, please call Richard Hoffmann at the partnership at (972) 404-7106. The partnership can also be reached by mail at its principal executive offices:

         S/M Real Estate Fund VII, Ltd.
         5520 LBJ Freeway
         Suite 500
         Dallas, Texas  75240

Q.   WHAT HAPPENS IF I DO NOT RETURN MY PROXY CARD AND DO NOT VOTE?

A. If you do not vote, your vote will not be counted. Because each proposal must be passed by the majority of the limited partnership interests outstanding, the effect of not voting is the same as a vote against the proposals described in this proxy statement.

Q.   WHO CAN VOTE ON THE PROPOSALS?

A. Only limited partners of record on July [___], 2003 are entitled to vote on the proposals.

Q. IS THE PROPOSED ASSET SALE AND SUBSEQUENT DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP A TAXABLE TRANSACTION TO LIMITED PARTNERS?

A. Yes, the partnership will realize and recognize gain or loss on the property when it is sold. The gain or loss realized and recognized by the partnership upon the sale will be allocated to the partners in accordance with the partnership agreement. The distribution of the cash received by the partnership from the sale of its interests in the property will result in taxable gain to a limited partner to the extent that the amount of cash received by the limited partner exceeds its adjusted basis in its limited partnership interests. If, following the sale and the allocation of gain or loss therefrom, a limited partner receives aggregate cash distributions that are less than its adjusted tax basis in its limited partnership interests, the limited partner will recognize a loss equal to the excess of its adjusted basis in its limited partnership interests over the aggregate cash distributions received by the limited partner.

Q.   HOW CAN I VOTE?

A.   You may vote in any of the following ways:

     o By completing, signing and dating the enclosed proxy card and mailing it in the enclosed postage-paid envelope.

     o By calling the automated touch-tone telephone system 24 hours a day at [NUMBER], entering your control number from your proxy card and following the voice prompts.

     o By visiting the Internet website at [WEBSITE ADDRESS], entering your control number from your proxy card and registering your vote.

     o    By attending the special meeting and voting in person.

     If you vote using the telephone or Internet, please do NOT mail in your proxy card.

Q.   HOW WILL VOTES BE COUNTED?

A. The meeting will be held if a quorum is represented in person or by proxy at the meeting. A quorum is a majority of our outstanding limited partnership interests entitled to vote. If you have returned a signed proxy card, voted by telephone or via the Internet or attend the meeting in person, your interests will be counted for the vote. Failures to vote, referred to as abstentions, are counted present for purposes of determining whether a quorum is present, but are not counted as votes cast on a proposal. Because each proposal must be passed by the majority of the limited partnership interests outstanding, an abstention will have the same effect as a vote against the proposals. A withheld vote is the same as an abstention. If either of the proposals is not approved, then neither of the proposals will be given any effect.

Q.   HOW WILL VOTING ON OTHER BUSINESS BE CONDUCTED?

A. We do not know of any matter to be presented or acted upon at the meeting, other than the proposals described in this proxy statement. If any other matter is presented at the meeting on which a vote may be properly taken, the limited partnership interests represented by proxies will be voted in accordance with the judgment of the persons named as proxies on the accompanying proxy card.

Q.   CAN I CHANGE MY VOTE AFTER I HAVE MAILED A SIGNED PROXY?

A. Yes. You can change your vote in one of three ways at any time before the beginning of the special meeting:

     o Executing a subsequent-dated proxy and delivering it to Richard Hoffmann at the partnership's principal executive offices.

     o Delivering a written notice of revocation to Richard Hoffmann at the partnership's principal executive offices.

     o    Attending in person and voting by ballot at the special meeting.

Q. HAS THE PARTNERSHIP SOUGHT A FAIRNESS OPINION ON THE PROPOSED ASSET SALE AND DISSOLUTION?

A. No. However, [NAME OF APPRAISER] has made independent appraisal as to the value of the partnership's property, as of [DATE]. In addition, [NAME OF APPRAISER] will update the appraisal as of the date of the sale contract, and the updated appraisal will be used to calculate the approved sales price.

     The foregoing is a summary in question and answer format of certain information contained in this proxy statement. Reference is made to, and this question and answer information sheet is qualified in its entirety by, the more detailed information contained in this proxy statement, including its appendices. YOU ARE STRONGLY URGED TO CAREFULLY READ THIS PROXY STATEMENT AND ITS APPENDICES IN THEIR ENTIRETY BEFORE YOU VOTE.

                         S/M REAL ESTATE FUND VII, LTD.
                           5520 LBJ FREEWAY, SUITE 500
                               DALLAS, TEXAS 75240
                                 (972) 404-7100


                                 PROXY STATEMENT


                       SPECIAL MEETING OF LIMITED PARTNERS
                        TO BE HELD ON AUGUST [___], 2003



THE SPECIAL MEETING

TIME, DATE AND PLACE OF SPECIAL MEETING

     This proxy statement is being furnished in connection with the solicitation of proxies by the general partners of S/M Real Estate Fund VII, Ltd., a Texas limited partnership, for use at the special meeting of limited partners to be held at [____] [A.M./P.M.] (Dallas, Texas time) on August [___], 2003 at 2200 Ross Avenue, Suite 2200, Dallas, Texas and at any meeting held upon adjournment or postponement thereof.

     Copies of this proxy statement, the attached notice of special meeting of limited partners, and the enclosed form of proxy are first being mailed to the limited partners on or about July [____], 2003.

PURPOSE OF THE SPECIAL MEETING AND RECOMMENDATION OF THE GENERAL PARTNERS

     At the special meeting, the limited partners will consider two related proposals to authorize the:

o Terms of the sale of the partnership's final property, Fifth Avenue Apartments, and amendments of the partnership agreement to disband the Investment Committee and to approve compensation related to the dissolution of the partnership; and

o    Subsequent dissolution and liquidation of the partnership.

     Although you will vote on the proposals separately, neither of the proposals will be given any effect unless both are approved. The Certificate and Agreement of Limited Partnership, as amended, of the partnership requires the partnership to obtain the affirmative vote of a majority of the partnership's limited partnership interests outstanding as of the record date in order to approve the proposals. Each limited partnership interest is entitled to one vote. As soon as practicable after the adoption of the proposals, the partnership will file the amendment to the partnership agreement with the Texas Secretary of State and implement the proposals authorized.

     THE GENERAL PARTNERS HAVE INDEPENDENTLY APPROVED THE PROPOSALS (SUBJECT TO LIMITED PARTNER APPROVAL) AND RECOMMEND THAT THE LIMITED PARTNERS APPROVE THE PROPOSALS.

     If a majority of the outstanding limited partnership interests as of the record date do not vote in favor of the proposed asset sale, partnership agreement amendments and dissolution, the partnership will continue operating. However, because the partnership has held its properties for longer than the initial expected time frame of four to six years, the general partners may recommend other proposals in the future to liquidate the partnership prior to its stated termination date of January 31, 2012.

RECORD DATE AND PARTNERSHIP INTERESTS

     Your general partners have fixed the close of business on July [___], 2003 as the record date for the determination of limited partners entitled to notice of, and to vote at, the special meeting or any adjournment thereof. Accordingly, only limited partners of record at the close of business as of the record date will be entitled to vote at the special meeting, either by proxy or in person. As of the record date, there were [_____] limited partners of record holding an aggregate of 11,080 limited partnership interests.

INTENTIONS TO VOTE BY THE GENERAL PARTNERS

     The general partners and their officers and directors collectively beneficially own a total of [_______] limited partnership interests. These individuals intend to vote these limited partnership interests in favor of the proposals.

QUORUM AND VOTING OF PROXIES

     The presence at the special meeting, in person or by proxy, of the holders of 50% of the partnership's outstanding limited partnership interests as of the record date will constitute a quorum at the special meeting. Limited partnership interests that are represented by properly executed proxy cards received by the partnership at or prior to the special meeting, and not duly and timely revoked, will be voted according to the instructions indicated on the proxy card. If you do not return your proxy card and do not vote at the special meeting, the effect will be a vote of your limited partnership interests AGAINST the proposals.

     Limited partnership interests represented by proxies that reflect abstentions will be treated as limited partnership interests that are present and entitled to vote for purposes of determining the presence of a quorum. In the event that a quorum is not present at the special meeting, the meeting will be adjourned or postponed to solicit additional proxies. The persons named as proxies with respect to the special meeting may propose and vote for one or more adjournments of the special meeting to permit further solicitation of proxies in favor of the proposals. No proxy which is voted against any proposal will be voted in favor of any such adjournment or postponement.

     Limited partnership interests represented by "broker non-votes" will not be included in the affirmative vote totals, and therefore will have the same effect as voting AGAINST the proposals for purposes of determining whether the requisite amount of limited partnership interests have voted in favor of the proposals. "Broker non-votes" include limited partnership interests held in record name by brokers or nominees as to which:

o an executed proxy card has not been received from the beneficial owners or persons entitled to vote at the special meeting;

o the broker or nominee does not have discretionary voting authority under applicable rules or the instrument under which it serves in such capacity; or

o the recordholder has indicated on the proxy card or has otherwise notified the partnership that it does not have authority to vote the limited partnership interests with respect to the proposals contained in this proxy statement.

REVOCATION OF PROXIES

     You have the power to revoke your proxy at any time prior to the beginning of the special meeting by:

o executing and delivering a subsequent-dated proxy to Richard Hoffmann, the President of Anterra Investors VII, Inc., a corporate general partner of Crozier Partners VII, Ltd., at the partnership's principal executive offices;

o delivering a written notice of revocation to Richard Hoffmann at the partnership's principal executive offices; or

o    attending in person and voting by ballot at the special meeting.

VOTING RIGHTS

     Each limited partnership interest is entitled to one vote on each matter to be acted upon or which may properly come before the special meeting. The limited partnership interests constitute the only outstanding voting interests in the partnership with respect to these matters.

VOTE REQUIRED

     The affirmative vote of the holders of at least a majority of the limited partnership interests outstanding as of the record date is required to approve the asset sale, partnership agreement amendments and dissolution proposals. Your failure to return your proxy or to vote at the special meeting, or submitting a proxy that is marked "ABSTAIN," will have the effect of voting AGAINST approval of the proposals. Unless both proposals are approved, neither will be given effect.

NO DISSENTERS' OR APPRAISAL RIGHTS UNDER TEXAS LAW OR THE PARTNERSHIP AGREEMENT

     Limited partners are not entitled to appraisal rights, dissenters' rights or any other rights with respect to the proposed asset sale and dissolution under the Texas Revised Limited Partnership Act or the partnership agreement.

PROXY SOLICITATION AND EXPENSES

     The proxy is being solicited on behalf of the partnership by the general partners. All expenses of this solicitation, including the cost of preparing, assembling, and mailing this proxy solicitation material and notice of special meeting of the limited partners, will be paid by the partnership. The general partners have engaged [PROXY SOLICITOR] to provide consulting services and to mail, solicit and tabulate the proxies. For these services, the partnership paid [PROXY SOLICITOR] a fee of $[____]. Additional solicitation of limited partners by mail, telephone, facsimile or by personal solicitation may be done by your general partners, for which they will receive no additional compensation. The partnership intends to transmit the proxy statement and form of proxy directly to all beneficial owners who have not objected to the disclosure of their name and limited partnership interest holdings to the partnership. Brokerage houses and other nominees, fiduciaries and custodians nominally holding limited partnership interests as of the record date will be requested to forward proxy soliciting material to the beneficial owners of such limited partnership interests who have objected to disclosure of their names and holdings to the partnership, and will be reimbursed by the partnership for their reasonable out-of-pocket expenses.

COMPLETION OF PROXIES

     The general partners ask that you vote your proxy in one of the following ways:

o By completing, signing and dating the enclosed proxy card and mailing it in the enclosed postage-paid envelope.

o By calling the automated touch-tone telephone system at [NUMBER], entering your control number from your proxy card and following the voice prompts.

o By visiting the Internet website at [WEBSITE ADDRESS], entering your control number from your proxy card and registering your vote.

o    By attending in person and voting by ballot at the special meeting.

If you vote using the telephone or Internet, please do NOT mail in your proxy card.

      If you have any questions regarding this proxy statement or the proxy solicitation process, please call Richard Hoffmann at (972) 404-7106.

     The proxies should be executed in exactly the same manner as the name(s) in which ownership of the limited partnership interests are registered. If the limited partnership interests are held by two or more joint owners, all such persons should sign the proxy. If you are signing the proxy in a representative capacity, please indicate so when signing the proxy and submit evidence satisfactory to the partnership of authority to execute the proxy.

     The execution and delivery of the proxy will not affect your right to transfer your limited partnership interests.

DOCUMENTS INCLUDED

     [NAME OF APPRAISER]'s appraisal of the partnership's property (as of [DATE]) is attached as Appendix A. Additionally, the partnership's annual report on Form 10-K for the year ended December 31, 2002 is included with this proxy statement as Appendix B. The listing agreement for the property with [NAME OF BROKER] is attached as Appendix C. The proposed amendments to the partnership agreement are included as Appendix D.

     THIS PROXY STATEMENT, INCLUDING THE SUMMARY OF PROPERTY APPRAISAL ATTACHED HERETO AS APPENDIX A AND THE OTHER APPENDICES, CONTAINS IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE PROPOSALS. ALL STATEMENTS IN THIS PROXY STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE SUMMARY OF PROPERTY APPRAISAL, ATTACHED AS APPENDIX A. LIMITED PARTNERS ARE URGED TO READ THE SUMMARY OF PROPERTY APPRAISAL.

     THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SEC PASSED UPON THE FAIRNESS OR THE MERITS OF SUCH TRANSACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

              PROPOSAL 1: AUTHORIZATION OF THE TERMS OF SALE OF THE PARTNERSHIP'S FINAL PROPERTY AND AMENDMENTS OF THE PARTNERSHIP AGREEMENT

THE PARTNERSHIP

     The partnership was formed November 4, 1982 under the Texas Uniform Limited Partnership Act to acquire existing garden style apartment complexes. The partnership's initial plan was to hold the properties for between four and six years before selling them. The general partners of the partnership are SM7 Apartment Investors Inc., a Texas corporation, Murray Realty Investors, VII, Inc., a Texas corporation, and Crozier Partners VII, Ltd., a Texas limited partnership.

     On July 29, 1983, the partnership acquired Fifth Avenue Apartments, a 198-unit apartment complex located in San Antonio, Texas, for a purchase price of $8,474,925. On August 31, 1983, the partnership acquired Rockcreek Apartments, a 314-unit apartment complex located in Austin, Texas, for a purchase price of $10,948,228.

     The general partners secured an offer to purchase Rockcreek Apartments in the amount of $8,521,055. Such offer was accepted and the property was sold on December 17, 1993. Concurrently with their sales efforts, the general partners successfully negotiated an agreement with the holder of the wraparound mortgage on Rockcreek Apartments, whereby the Partnership received a release of all the mortgage liens on the property by paying a discounted amount of the total outstanding debt of $8,082,311.

     The partnership still owns Fifth Avenue Apartments, which is its final property.

     A full description of the partnership's business, property and legal proceedings is contained in the partnership's annual report on Form 10-K for the fiscal year ended December 31, 2002, a copy of which (excluding exhibits) is attached as Appendix B to this proxy statement. In addition, the partnership's selected financial information, management's discussion and analysis of financial condition and disclosures about market risk are contained in the Form 10-K.

DESCRIPTION OF THE PROPERTY

     Fifth Avenue Apartments. Fifth Avenue Apartments is a 198-unit apartment complex located in San Antonio, Texas and situated on approximately 8.45 acres with 169,270 square feet of net leaseable space. Occupancy at Fifth Avenue Apartments averaged 94% and 95% for the years ended December 31, 2002 and 2001, respectively. At December 31, 2002 and 2001, Fifth Avenue Apartments was 94% and 92% occupied, respectively.

BACKGROUND FOR THE ASSET SALE

     The original stated goal of the partnership was to sell its properties within four to six years from the date they were acquired by the partnership. After the completion of the initial public offering of the limited partnership interests, the real estate market suffered a recession which adversely affected the partnership's ability to sell the property for a fair value. The general partners believe that the market where the partnership's property is located and the real estate market in general have significantly improved from the real estate recession which occurred in the late 1980s and early 1990s, and that holding the property in hopes of further gains in value may put at risk the selling opportunities provided by the current real estate market.

TERMS OF THE ASSET SALE

     As of the date of this proxy statement, the partnership has not entered into any agreement or understanding for the sale of the property, nor has the property been actively marketed for sale. If the asset sale proposal is approved, the general partners will be authorized to market and sell the partnership's property on such terms as are negotiated by the general partners. Upon approval of the proposals, the general partners will work diligently to accomplish a sale of the property upon terms and conditions that they deem consistent with obtaining at least the approved sales price for the property and subject to the limitations of the proposals stated in this proxy statement.

     A condition to the sale of the property will be that the sales price may not be less than the approved sales price, which we currently estimate will be between $[6.2] million and $[8.1] million. However, there can be no assurance that the actual sales price will equal this estimated amount. The property will be sold as soon as practicable, consistent with obtaining the approved sales price. The general partners' current goal is to complete the sale by December 2003, assuming approval is obtained. However, the time in which it takes to sell the property could be longer than anticipated as a result of several factors, including any delays in marketing the property or closing the sale of the property, or the inability to sell the property for the approved sales price.

     The property will not be sold to any affiliate of the partnership or of the general partners.

     Subject to the conditions described above, there can be no assurance as to the price at which the property of the partnership can be sold or disposed of, or as to the amount of net proceeds that will be available for distribution to the limited partners. The appraisal reflects [NAME OF APPRAISER]'s valuation of the partnership's property as of [DATE] in the context of the market conditions existing as of such date and the information available on such date. The partnership intends to obtain an updated appraisal as of a date within 30 days of the date of the sale contract, and the updated appraisal will be used to calculate the approved sales price. There can be no assurance that the sale will be consummated by or before December 2003.

POSTPONEMENT AND EVENTS REQUIRING SOLICITATION OR SUBSEQUENT APPROVAL

     Even if approval of the asset sale proposal is obtained from the limited partners, the general partners reserve the right, in their sole discretion, to postpone the proposed asset sale beyond December 2003. For example, the general partners may choose to postpone the asset sale in the event of changes in the general economy or real estate markets.

     If the general partners wish to engage in a sale transaction of the partnership's property that would result in the partnership receiving a sales price that is less than the approved sales price, the partnership will submit such sale to the limited partners for their approval in a separate proxy. Any such submission to the limited partners of a proposed property sale that would result in less than the approved sales price would likely delay consummation of the asset sale and could prevent the consummation of the asset sale if such proposed property sale is not approved. In addition, any such submission to the limited partners would likely result in a smaller distribution to the limited partners from the asset sale and dissolution, as a result of, among other things, the sales price of the property being less than the approved sales price, the costs and expenses of such submission, and any operating loss of the partnership during any delay occasioned by such submission to the limited partners. Finally, the partnership may have insufficient cash on hand to fund the costs of an additional proxy solicitation.

AMENDMENTS OF THE PARTNERSHIP AGREEMENT

     The general partners are proposing amendments to the Certificate and Agreement of Limited Partnership, as amended, to disband the Investment Committee and to compensate for the work related to the sale of the final property and the liquidation and dissolution of the partnership.

     Section 10.10 of the Partnership Agreement requires that the sale of the Partnership's property be approved by a majority of the members of the Investment Committee. The members of the Investment Committee are all appointed by the general partners. Initially, the Investment Committee was comprised of Jack E. Crozier, Richard H. Shaw and R.C. Hurst (appointed by Murray Realty Investors VII, Inc.) and Ronald W. Weiss and Stanley Witkowsky (appointed by Shearson Apartment Investors XIV, Inc.). The Investment Committee has only met infrequently, and has not met in several years. Because the general partners have already approved the proposed terms of sale of Fifth Avenue Apartments and are seeking the approval of the limited partners, they are proposing to amend the partnership agreement to disband the Investment Committee, thereby eliminating the requirement of its approval of the sale of the final property.

     Article VIII of the partnership agreement limits compensation of the general partners and their affiliates. The article does not make any provision for the payment of an administrative fee to the general partners upon the liquidation and dissolution of the partnership. The sale of the final property and the liquidation and dissolution of the partnership will require increased management time and attention, including the efforts involved in preparing these proxy materials, coordinating the sale of the property, preparing a final accounting and making final distributions, and other administrative tasks. The general partners are proposing the revision of the partnership agreement to allow for a liquidation management fee and a sales disposition fee. The liquidation management fee shall total $80,000 ($7.22 per limited partnership interest), and be paid at a rate of $8,000 per month until the partnership is dissolved. Assuming the proposals are approved, the payment of the liquidation management fee shall commence upon the listing of the Fifth Avenue Apartments. Upon the sale of Fifth Avenue Apartments, if the entire $80,000 has not yet been paid, the balance of the liquidation management fee still outstanding shall be paid in a lump sum from the sales proceeds. The sales disposition fee shall be paid upon the sale of Fifth Avenue Apartments, and shall equal 1% of the gross sales price.

     Assuming that Proposal 1 is approved by the limited partners at the special meeting, the general partners will prepare and file a Certificate of Amendment to the partnership agreement with the Texas Secretary of State. The partnership will then proceed to market and sell the property on the terms described in this proxy statement.

     A vote of the majority of the limited partnership interests outstanding as of the record date is required to approve Proposal 1. (Note however that no action will be taken unless both proposals are approved.)

       PROPOSAL 2: AUTHORIZATION OF THE DISSOLUTION AND LIQUIDATION OF THE
                                   PARTNERSHIP

EFFECT OF THE ASSET SALE - DISSOLUTION AND LIQUIDATION

     As soon as practicable after the consummation of the sale of the partnership's property, the partnership will dissolve, wind up its affairs and liquidate. In connection with the sale, the dissolution of partnership, the winding up of its affairs and the liquidation of the partnership, the partnership will distribute to limited partners, in the manner provided in the partnership agreement:

     o the net proceeds from the sale of the final property after deducting the expenses of the sale and payment of certain fees (including sales commissions and expenses of the proxy solicitation); and

     o the net proceeds, if any, from the disposition (or realization) of any remaining partnership assets (such as accounts receivable) after payment of and provision for all partnership liabilities, including the establishment of a liquidating trust for contingent liabilities.

     The partnership agreement generally provides that cash proceeds from sales of the partnership's properties be distributed 99% to the limited partners and 1% to the general partners.

     Pursuant to the terms of the partnership agreement, cash distributions from the sale or refinancing of a property are allocated as follows:

     o First, all distributions from sales or refinancings of the partnership's properties are allocated 99% to the limited partners and 1% to the non-corporate general partner (Crozier Partners VII, Ltd.) until the limited partners have been returned their original invested capital from cash distributions from sales or refinancings, plus a 10% preferred return from either cash distributions from operations or cash distributions from sales or refinancings.

     o Next, all cash distributions from sales or refinancings are allocated 1% to Crozier Partners VII, Ltd. and 99% to the limited partners and the general partners. Such 99% will be allocated 85% to the limited partners and 15% to the general partners. Such 15% shall be allocated 50% to SM7 Apartment Investors Inc., 37 1/2% to Crozier Partners VII, Ltd. and 12 1/2% to Murray Realty Investors VII, Inc.

     o In connection with the payment of cash distributions from sales or refinancings allocable to the limited partners, such cash distributions from sales or refinancings shall first be distributed to the limited partners to the extent of any positive balance in their then existing capital account. Any such distribution shall be credited against the amount of any distribution a limited partner would otherwise be entitled to under the provisions above.

     Cash distributions from operations are allocated and paid 99% to the limited partners and 1% to Crozier Partners VII, Ltd. The reinvestment (or investment) of cash available for cash distributions from operations is prohibited; however, the availability of cash for cash distributions from operations is subject to (i) payment of the partnership's operating expenses (without deductions for depreciation), (ii) amounts set aside to maintain a reasonable working capital reserve for operating expenses, capital expenditures, normal repairs, replacements, contingencies and other anticipated costs relating to acquired properties and (iii) payment of the partnership's other current obligations.

     The partnership will also pay all expenses of the dissolution and termination of the partnership's existence from the partnership's cash and from the sale of the property. The general partners do not believe there are any material, contingent claims as of the date of this proxy statement. However, upon liquidation of the partnership, the partnership will distribute 1% of the original equity, which is equal to $110,000, to a liquidating trust which will hold these funds for three years after the liquidation of the partnership in order to meet any contingent liabilities which may arise. Upon liquidation of the partnership, we will distribute to the then holders of our limited partnership interests beneficial interests in the liquidating trust in proportion to the number of limited partnership interests owned by such holders. The sole purpose of the liquidating trust will be to liquidate any remaining assets (such as accounts receivable) on terms satisfactory to the liquidating trustees and, after paying any of our remaining liabilities, to distribute the proceeds of the sale of assets formerly owned by the partnership to the holders of the interests in the liquidating trust. The liquidating trust will be obligated to pay any of our expenses and liabilities that remain unsatisfied. Approval of the liquidation and dissolution will constitute the approval by the limited partners of the establishment of a liquidating trust, its appointment of one or more individuals, who may or may not be former trust managers, or corporate persons to act as trustee or trustees and the terms of any liquidating trust agreement adopted by the general partners. We do not anticipate that interests in the liquidating trust will be freely transferable. Therefore, the recipients of interests in the liquidating trust will not realize any value from these interests unless and until the liquidating trust distributes cash or other assets to them, which will be solely in the discretion of the trustees. The general partners have not determined the detailed terms or structure for the liquidating trust. The characteristics of the liquidating trust will be determined by the general partners at a future date depending on factors such as the number and value of assets to be held by the liquidating trust and the number of holders of interests in the liquidating trust.

     Given the time needed to solicit proxies to authorize the proposed asset sale, partnership agreement amendments and dissolution, market the property, and close the sale of the property, the partnership does not presently anticipate that the sale of the partnership's property will be consummated prior to late 2003, and potentially not until 2004 or later.

     From inception of the partnership in 1982 through December 30, 2002, the partnership has made no distributions to its limited partners.

     After the liquidating trust has been established as a provision for creditors' claims and all property has been distributed, and if there are no pending legal, administrative or arbitration proceedings or adequate provision has been made to satisfy any judgment arising therefrom, a Certificate of Cancellation of the partnership's Certificate and Agreement of Limited Partnership, as amended, will be filed with the Texas Secretary of State, and any and all other necessary or appropriate actions will be taken to dissolve and to terminate the partnership's existence.

     A vote of the majority of the limited partnership interests outstanding as of the record date is required to approve Proposal 2. (Note however that no action will be taken unless both proposals are approved.)

CERTAIN RELATIONSHIPS WITH THIRD PARTIES

     The partnership has retained [NAME OF BROKER], as listing broker for the property. This listing broker is entitled to receive from the partnership a brokerage fee equal to [2]% of the gross purchase price paid by a buyer for the property subject to the listing agreement. A copy of the listing agreement with [NAME OF BROKER] is attached as Appendix C to this proxy statement.

     One of the proposed amendments to the partnership agreement will provide for compensation to the general partners for the work related to the sale of the final property and the liquidation and dissolution of the partnership. Without this amendment to the partnership agreement, no additional compensation would be paid in connection with the dissolution of the partnership. The general partners believe the amount of this compensation is fair, given the amount of work they will have to undertake in order to dissolve the partnership.

GENERAL PARTNERS AND INDEMNIFICATION

     It is anticipated that the general partners will remain general partners of the partnership whether or not the proposals are approved by the limited partners. The partnership agreement provides for indemnification to the general partners against all liabilities and expenses in connection with the proposed asset sale and dissolution or any other affairs of the partnership.

                     RISK FACTORS RELATING TO THE PROPOSALS

     In addition to the other information included elsewhere in this proxy statement, the following factors should be considered carefully in determining whether to approve the asset sale, partnership agreement amendments and dissolution proposals. There can be no assurance that the sale of the partnership's property will be consummated or that any of the estimates set forth in this proxy statement will be realized. You are cautioned not to attribute undue certainty to any estimates, which are based on a variety of assumptions relating to the property, general business and economic conditions and other matters. The information contained in this proxy statement, including the minimum amount of the proceeds from the sale of the property and the date which consummation of the sale of the property is anticipated to occur, are based on the partnership's current estimates and are subject to various and significant uncertainties, many of which are beyond the partnership's control. These uncertainties could cause the actual results to differ materially from the partnership's expectations.

FUTURE OPERATING INCOME AND EXPENSES WILL AFFECT THE AMOUNT OF CASH AVAILABLE FOR DISTRIBUTION.

     Operating income and expenses of the partnership prior to the time the final property is sold and the partnership dissolved will likely affect the amount of distributable cash actually available for distribution to the limited partners.

If operating losses are incurred in such period, actual distributions to limited partners as a result of the asset sale and dissolution could be smaller than otherwise expected. However, if operating income is generated during such period, actual distributions to limited partners as a result of the asset sale and dissolution may be greater than expected.

THERE CAN BE NO ASSURANCE THAT THE SALES PRICE WILL NOT BE LESS THAN THE APPROVED SALES PRICE, WHICH COULD RESULT IN THE LIMITED PARTNERS RECEIVING A SMALLER DISTRIBUTION.

     Under the proposals contained in this proxy statement, the general partners may not sell the partnership's property for a sales price less than the approved sales price. If the general partners could not find a buyer willing to pay the approved sales price and think that they must accept a lower offer, the general partners would then have to solicit new proxies in order to obtain approval for the sales transaction. The costs associated with this additional proxy solicitation, as well as the receipt by the partnership of sales proceeds of less than the approved sales price, would result in the limited partners receiving smaller distributions than otherwise anticipated. In addition, the partnership may have insufficient cash on hand to fund the costs of an additional proxy solicitation.

DUE TO NUMEROUS VARIABLES, THE PARTNERSHIP CAN ONLY ESTIMATE THE AMOUNT OF CASH THAT WILL ACTUALLY BE DISTRIBUTED TO YOU.

     The amount of cash actually distributed to the limited partners is subject to a variety of factors. These factors include, but are not limited to, the actual sales price of the property, the uncertainty of costs associated with the asset sale and dissolution, the uncertainty of future operating income and expenses, the timing of the sale, and whether interim distributions are made to the limited partners. Nevertheless, the general partners estimate that if the final property is sold on or before December 31, 2003 for a sales price between $[6.2] million and $[8.1] million, the distribution per limited partnership interest will be approximately $[4.00] to $[161.00]. However, there can be no assurance that the amount actually distributed will equal this estimated amount.

THE UNCERTAINTY OF COSTS ASSOCIATED WITH THE ASSET SALE AND DISSOLUTION AND UNKNOWN PARTNERSHIP LIABILITIES COULD ADVERSELY AFFECT DISTRIBUTIONS.

     The costs and expenses of the asset sale and dissolution (including sales commissions and the costs of this proxy solicitation) may change between the date of the approval of the proposals and the date of sale. If partnership liabilities, unknown at the time of the mailing of this proxy statement, later arise which must be satisfied or reserved for as part of the proposed asset sale and dissolution, the aggregate amount of distributions to limited partners as a result of the asset sale and dissolution could be less than anticipated. Delays in the sale of the property and dissolution of the partnership, such as delays involving the marketing of the property or closing of sales of the property, could result in additional expenses (and possibly operating losses) and result in actual aggregate distributions to the limited partners as a result of the asset sale and dissolution that are smaller than they otherwise would be.

THE APPROVED SALES PRICE, CALCULATED BASED ON AN APPRAISAL WITHIN 30 DAYS OF THE DATE OF THE SALE CONTRACT, MAY DIFFER FROM A SALES PRICE BETWEEN $[6.2] MILLION AND $[8.1] MILLION.

     The appraisal reflects [NAME OF APPRAISER]'s valuation of the partnership's property as of [DATE], in the context of the market conditions existing as of such date and the information available on such date. The partnership intends to obtain an updated appraisal within 30 days of the date of the sale contract and the calculation of the approved sales price will be based on the updated appraisal. There can therefore be no assurance that the partnership's property will be sold or disposed of at a price equal to, or representing at least 95% of, the current appraisal. Events occurring after the date of the current appraisal and before consummation of the sale, such as changes in capital markets (including changes in interest rates) that might affect demand for real property, changes in building occupancy, changes in tenant motivation with respect to the exercise of renewal options or changes in real estate property markets, could affect the property or the assumptions used in preparing the appraisal and result in higher or lower values of the property. Therefore, the approved sales price may differ from a sales price between $[6.2] million and $[8.1] million that is based on the current appraisal dated [DATE]. The appraisal is subject to certain assumptions, limitations and qualifications. The material assumptions, limitations and qualifications made by [NAME OF APPRAISER] in conducting the appraisal are described in this proxy statement.

THE ASSET SALE AND DISSOLUTION MAY NOT BE ACHIEVED OR MAY BE DELAYED.

     After the sale of the property and the receipt in cash of the proceeds thereof, the partnership will be dissolved, and the partnership intends to wind up its affairs and liquidate as soon thereafter as possible. The partnership currently estimates that the property will not be sold and the proceeds from such sale will not be received prior to late 2003, and potentially not until 2004 or later. There can be no assurance that the sale of the property will take place at all, or if the sale does occur, in accordance with such estimated time frame. If the sale does not occur, the partnership will have incurred substantial expenses for which it will receive no ultimate benefit.

ALLOCATION OF INCOME AND LOSS COULD CREATE NEGATIVE TAX CONSEQUENCES FOR YOU.

     Each partner is required to take into account in computing his or her income tax liability his or her allocable share of the partnership's items of income, gain, loss, deduction and credit in accordance with the partnership agreement. If the Internal Revenue Service were to successfully assert that allocations of income or loss under the partnership agreement do not have "substantial economic effect" as defined in Section 704(b) of the Internal Revenue Code, the partnership's income or loss could be re-allocated in accordance with the partners' economic interests in the partnership. Any such reallocation could have the effect of increasing the share of income or decreasing the share of any loss allocated to certain partners or decreasing the share of income or increasing the share of any loss allocated to certain partners. The general partners believe that the partnership will recognize taxable gain as a result of the asset sale. The distribution of the cash received by the partnership from the sale of its interests in the property will result in taxable gain to a limited partner to the extent that the amount of cash received by the limited partner exceeds its adjusted basis in its limited partnership interests. If, following the sale and the allocation of gain or loss therefrom, a limited partner receives aggregate cash distributions that are less than its adjusted tax basis in its limited partnership interests, the limited partner will recognize a loss equal to the excess of its adjusted basis in its limited partnership interests over the aggregate cash distributions received by the limited partner.

YOU WILL NOT HAVE ANY DISSENTERS' OR APPRAISAL RIGHTS.

     Neither applicable Texas law nor the partnership agreement provides you with any right to dissent from, or seek an independent appraisal of, the value of the partnership or its assets. Thus, you will be bound to accept the consideration received by the partnership upon the sale of the property and the resulting distributions to you as a result of the asset sale, partnership agreement amendments and dissolution if the asset sale, partnership agreement amendments and dissolution proposals are approved by the limited partners.

NO FAIRNESS OPINION WAS SOUGHT WITH RESPECT TO THE PROPOSED ASSET SALE AND DISSOLUTION.

     While the general partners did retain [NAME OF APPRAISER] to render an appraisal with respect to the value of the partnership's property as of [DATE], they did not seek to obtain an opinion relating to the fairness to the limited partners of the proposals. The general partners concluded that because the property will not be sold for less than the approved sales price, no such opinion is warranted. Had such a fairness opinion been obtained, the approved sales price of the property might have been different and possibly more favorable to the partnership and the limited partners. In addition, if the general partners sought a fairness opinion with respect to the proposed asset sale and dissolution, it is possible that the partnership would not have been able to obtain one.

THE GENERAL PARTNERS DID NOT RETAIN SEPARATE COUNSEL OR ADVISORS FOR THE LIMITED PARTNERS.

     The general partners engaged legal counsel that represented the interests of the partnership. If advisors were hired that represented only the interests of the limited partners, the terms of the proposed asset sale, partnership agreement amendments and dissolution might have been different, and possibly more favorable, to the limited partners.

THE LIMITED PARTNERS WILL LOSE THE OPPORTUNITY TO BENEFIT FROM FUTURE EVENTS.

     It is possible that the future performance of the property will improve or that prospective buyers may be willing to pay more for the partnership's property in the future. It is also possible that limited partners might earn a higher return on their investment if the partnership retained ownership of the property due to possible improvements in future economic and market conditions or other reasons. By approving the proposed asset sale, partnership agreement amendments, and dissolution, the limited partners will also be foregoing certain current benefits of ownership of the property, such as appreciation in value.

THERE IS NO ASSURANCE THAT THE PROPOSED ASSET SALE, PARTNERSHIP AGREEMENT AMENDMENTS AND DISSOLUTION WILL RESULT IN GREATER RETURNS TO YOU THAN THE OTHER ALTERNATIVES, WHETHER OR NOT CONSIDERED BY THE GENERAL PARTNERS, INCLUDING THE CONTINUATION OF THE PARTNERSHIP.

     If the asset sale, partnership agreement amendments and dissolution proposals are not approved by the limited partners, the general partners intend to continue to manage the partnership and its property substantially as it is currently being managed, and may again recommend other proposals in the future to liquidate and dissolve the partnership prior to its stated termination date of January 31, 2012. There can be no assurance that the proposed asset sale and dissolution will result in greater returns to you than the continuation of the partnership, a merger with another entity, the reorganization of the partnership as a REIT, a leveraged recapitalization of the partnership or any other strategic alternative, whether or not considered by the general partners.

THE GENERAL PARTNERS WILL HAVE BROAD DISCRETION IMPLEMENTING THE PROPOSALS IF THEY ARE APPROVED.

     The general partners have broad discretion to manage the business and affairs of the partnership. If the limited partners approve the proposals, they also will be deemed to have consented to any transaction that may be undertaken to accomplish the proposed asset sale, partnership agreement amendments and dissolution and will not be entitled to approve or disapprove of any such transaction, including the sale of the partnership's property that is within the authorization of the proposals contained in this proxy statement. The partnership will automatically (without requiring any additional approval of the limited partners) be terminated and dissolved following the sale of the partnership's final property.

THE GENERAL PARTNERS MAY POSTPONE THE ASSET SALE AND DISSOLUTION EVEN IF THE PROPOSALS ARE APPROVED.

     Even if approval of the proposals is obtained from the limited partners, the general partners reserve the right, in their sole discretion, to postpone the asset sale and dissolution beyond December 31, 2003. For example, the general partners may choose to postpone the asset sale and dissolution in the event of changes in the general economy or real estate markets.

THE GENERAL PARTNERS HAVE CONFLICTS OF INTEREST.

     Consummation of the asset sale and dissolution of the partnership will eliminate any liability of the general partners for liabilities of the partnership that could arise in the continued operation of the partnership. In addition, one of the proposed amendments to the partnership agreement provides for compensation to SM7 Apartment Investors Inc. For a more complete discussion of the conflicts of interests of the general partners, see the section in this proxy statement entitled "Conflicts of Interest, Related Transactions and Interests of Certain Persons in the Proposals."

THE POSSIBLE SUBMISSION OF ADDITIONAL MATTERS TO THE LIMITED PARTNERS MAY DELAY THE ASSET SALE AND DISSOLUTION.

     If the partnership is unable to sell the property for the approved sales price, the general partners will have to re-solicit proxies from the limited partners to approve the sale of the partnership's property. Any such submission to limited partners will likely delay consummation of the asset sale and dissolution of the partnership and could prevent the consummation of the asset sale and the dissolution if such proposed property sale which is submitted to the limited partners is not approved. In addition, any such submission to limited partners will likely result in smaller actual distributions to limited partners from the asset sale and dissolution as a result of, among other things, the costs and expenses of such submission, any operating loss of the partnership during any delay occasioned by such submission to the limited partners and the receipt of less than the approved sales price. Finally, the partnership may have insufficient cash on hand to fund the costs of an additional proxy solicitation.

  FAIRNESS OF THE ASSET SALE, PARTNERSHIP AGREEMENT AMENDMENTS AND DISSOLUTION

THE GENERAL PARTNERS' RECOMMENDATION AND REASONS FOR THE PROPOSED ASSET SALE, PARTNERSHIP AGREEMENT AMENDMENTS AND DISSOLUTION

     THE GENERAL PARTNERS BELIEVE THAT THE PROPOSED ASSET SALE, PARTNERSHIP AGREEMENT AMENDMENTS AND DISSOLUTION IS FAIR TO AND IN THE BEST INTERESTS OF THE PARTNERSHIP AND ITS LIMITED PARTNERS. ACCORDINGLY, THE GENERAL PARTNERS HAVE APPROVED THE PROPOSED SALE OF THE PARTNERSHIP'S PROPERTY, PARTNERSHIP AGREEMENT AMENDMENTS AND DISSOLUTION, AND RECOMMEND THAT YOU VOTE FOR THE APPROVAL OF EACH PROPOSAL.

     The decision of the general partners to approve the proposed asset sale, partnership agreement amendments and dissolution and to recommend the proposals to the limited partners was based upon a detailed study of the advantages and disadvantages of selling the partnership's assets and dissolving the partnership in the near future versus continuing the partnership's operation indefinitely. In making the recommendation to the limited partners to approve the proposals, the general partners considered a number of factors, the most significant of which are listed immediately below:

     o When the limited partners invested in the partnership in the mid-1980s, it was anticipated that the partnership would sell its properties within four to six years. After the partnership's initial public offering, the real estate market entered a period of recession, due to, among other factors: overbuilding, the negative impacts of the Tax Reform Act of 1986, and the collapse of the savings and loan industry. The overall problems in the real estate industry had a negative impact on the rental rates that the partnership was able to achieve. Original investors have now been limited partners for approximately 20 years. The general partners believe that the real estate market has rebounded and the partnership is now positioned to sell its property for a fair value.

     o The general and administrative costs associated with continuing to be a public limited partnership are high compared to the partnership's net operating income. Our continuing operations as a public limited partnership with only one property do not justify the continued incurrence of such costs.

     o Real estate markets tend to run in cycles and the market in which the partnership's property is located has been experiencing a cycle of high occupancies and increasing rental rates for this type of property. It is difficult to determine when this cycle will inevitably end and when the next favorable market will develop. The general partners believe that the increase in value that might occur by holding the property is not worth the risk of missing the opportunities afforded by selling the property in the current market environment.

     o The age of the partnership's property may begin to have a negative impact on its value. As the property ages, the cost of repairs and maintenance will increase, and potential buyers may discount the price accordingly. The general partners believe that selling the property when there is little deferred maintenance will help the partnership achieve the best sales price possible in the current market.

     o The general partners will work diligently to achieve the highest price possible for the partnership's final property. This will be achieved by listing the property for sale with a nationally-recognized real estate company to solicit bids from multiple unaffiliated third parties and through arms' length negotiations with the potential purchasers. The condition that the property will not be sold for less than the approved sales price is intended to give the limited partners some certainty that the property will not be sold for a sales price substantially less than the market value of the property at that time.

     o If the property is not sold, it will continue to subject the partnership to the risks inherent in the ownership of property such as fluctuations in occupancy rates, operating expenses and rental rates, which in turn may be affected by general and local economic conditions, the supply and demand for properties of the type owned by the partnership and federal and local laws and regulations affecting the ownership and operation of real estate.

     o The mortgage on the property is assumable by the buyer for a fee, with the lender's consent, so that no prepayment penalty will be due if the loan is assumed by the buyer.

The general partners also considered a number of negative factors, including those listed below, in approving the proposals.

     o There can be no assurance that the asset sale and dissolution will result in greater returns to the limited partners than a continuation of the partnership. With respect to the value of the partnership's property, the partnership will not benefit from possible improvements in economic and market conditions which could produce increased cash flow and enhance the sales price of the property.

     o There could be actual or potential conflicts of interest of the general partners in connection with the asset sale and dissolution.

     o    The asset sale will be a taxable transaction to the limited partners.

     The general partners did not attempt to quantify or otherwise assign relative weights to the specific factors it considered or determine that any factor was of particular importance. A determination of various weightings would, in the view of the general partners, be impractical. Rather, the general partners viewed their position and recommendations as being based on the totality of the information presented to, and considered by, the general partners. In addition, individual directors of the general partners may have given different weight to different factors.

ALTERNATIVE TO THE ASSET SALE AND DISSOLUTION:  CONTINUATION OF THE PARTNERSHIP

     In making its assessment of the fairness and advisability of the proposed asset sale and dissolution, the general partners investigated, analyzed and reviewed the possibility of continuing the partnership in accordance with its existing business plan and partnership agreement. Because of the partnership's small asset base, limited cash flow, and substantial overhead costs, including the costs associated with being a public limited partnership, the general partners believe that the only options are to sell the final property or to continue operations. Nothing in the partnership's organizational documents requires the general partners to proceed with liquidating the partnership's assets. While the disclosure document pursuant to which the limited partnership interests were offered to the public disclosed the intention of the partnership to liquidate its assets within four to six years from acquisition, the general partners are not under any legal or other obligation to liquidate assets prior to January 31, 2012.

     In order to determine whether the proposed asset sale and dissolution or continuation of the partnership would be more attractive to you, the general partners compared the potential advantages and disadvantages to the proposed asset sale and dissolution with the potential advantages and disadvantages of continuation of the partnership. The general partners believe that continuation of the partnership offers potential advantages and suffers from potential disadvantages not possessed by the proposed asset sale and dissolution. Set forth below are the conclusions of the general partners regarding the comparisons of the proposals to continuation of the partnership.

     Advantages of Continuation:

          o Continuing the partnership should allow the limited partners to benefit from any possible future improvements in economic and market conditions, which could produce increased cash flow and enhance the sales price of the property.

          o Continuation of the partnership avoids most disadvantages that might be deemed inherent in the proposed asset sale and dissolution.

     Disadvantages of Continuation:

          o The primary disadvantage of continuing the partnership is the general partners' belief that the partnership will not secure for limited partners the benefits (on a net present value basis) that the general partners expect to result from asset sale and dissolution of the partnership.

          o The general and administrative costs associated with continuing to be a public limited partnership are high compared to the partnership's net operating income. Our continuing operations as a public limited partnership with only one property do not justify the continued incurrence of such costs.

          o There is no liquid market for the limited partnership interests, except a secondary market which trades at a discount to the original investment.

          o There can be no assurance that leases which expire will be able to be renewed or re-leased at rental rates comparable to current rates.

          o The partnership's property is aging, and increased capital expenditures for property maintenance are likely.

          o The partnership would continue to bear the risks of any catastrophic internal or external events.

          o There can be no guarantee that other alternatives, such as the proposals described in this proxy statement, would not be more advantageous to the limited partners.

          o In 1998, the partnership refinanced the mortgage on Fifth Avenue Apartments. One of the terms of the current loan is a significant prepayment penalty. This penalty makes it unlikely that the partnership will be able to obtain more favorable financing for the mortgage of the partnership on the Fifth Avenue Apartments.

          o Fifth Avenue Apartments has been fully depreciated. If we continue operations, the amount of income attributable to each limited partnership interest will likely increase because of the lack of further depreciation expense to offset income.

     General Partners' Recommendation and Comparison with the Proposed Asset Sale and Dissolution. Continuing the partnership would keep you in a relatively illiquid investment vehicle without the ability to reasonably exit the investment. The general partners have concluded that continuation of the partnership is not as attractive an alternative as the proposed asset sale, partnership agreement amendments and dissolution.

APPRAISAL OF THE PROPERTY

     In determining the fairness of the asset sale, partnership agreement amendments and dissolution proposals, the general partners have relied in part upon a property appraisal (a summary of which is attached hereto as Appendix A and incorporated herein by this reference) prepared by an independent appraisal firm, [NAME OF APPRAISER], to establish the market value of the property, sometimes referred to as the appraised value in this proxy statement. A condition to the sale of the property will be that the aggregate price at which the sale is made will equal at least the approved sales price. In preparing the appraisal, [NAME OF APPRAISER] was engaged to determine the market value of the property without taking into account the specific financial interest of any person. [NAME OF APPRAISER] appraisal was certified by [NAME OF CERTIFIER] who is a principal of [NAME OF FIRM]. The general partners believe that the use of a single independent appraiser increased the likelihood that the value of the property would be determined on a fair, and unbiased basis.

     Selection and Qualifications of Appraiser. The general partners engaged [NAME OF APPRAISER] based on their desire to engage an appraiser with a national reputation. [NAME OF APPRAISER] has [DESCRIBE QUALIFICATIONS].

     Summary of Methodology. Appraisers typically consider three approaches to value of properties: the income capitalization approach, the sales comparison approach and the cost approach. The income capitalization approach involves an economic analysis of the property based on its potential to provide future net annual income. The sales comparison approach involves a comparative analysis of the subject property with other similar properties that have sold recently or that are currently offered for sale in the market. The cost approach involves an economic analysis of the cost to produce a substitute property with equivalent utility.

     The appraisal was performed using the [LIST APPROACHES USED]. The property was appraised by [NAME OF APPRAISER] in accordance with the Uniform Standards of Professional Appraisal Practice. [DEFINE TYPE OF APPRAISAL ACTUALLY COMPLETED]

     Valuation Methodology - Income Capitalization Approach. [NAME OF APPRAISER] valuation has been based in part upon information supplied to it by the manager of the property and the partnership, including but not limited to:

     o  rent rolls.                                 o  property descriptive information.

     o  building reports.                           o  prior appraisals.

     o  lease information.                          o  proposed sales terms, sales agreements and
                                                       supporting documentation.
     o  financial schedules of current lease rates.

     o  income, expenses, cash flow and related    [CONFIRM]
        financial information.

     [NAME OF APPRAISER] relied upon such information and assumed that the information provided by the property managers and the partnership was accurate and complete and did not attempt to independently verify such information.

     [NAME OF APPRAISER] interviewed and relied upon the property managers' management personnel to obtain information relating to the condition of the property, including any deferred maintenance, capital budgets, environmental conditions, status of on-going improvements or other factors affecting the physical condition of the property improvements. [HOWEVER, [NAME OF APPRAISER] WAS NOT PROVIDED WITH PROPERTY CONDITION ASSESSMENTS (DEFERRED MAINTENANCE) OR PHASE I ENVIRONMENTAL REPORTS ON THE PROPERTY]. [NAME OF APPRAISER] also interviewed the property manager's management personnel regarding competitive conditions in property markets, trends affecting the property, certain lease and financing factors, and historical and anticipated lease revenues and expenses. [NAME OF APPRAISER] also reviewed historical operating statements the property.

     Based on the lease and market rent analysis, rental revenue projections were developed based on the terms of existing leases and based on analysis of market rents and historical rents achieved at the property.

     Expenses were analyzed based upon a review of [2000], [2001], AND [2002] actual expenses. [NAME OF APPRAISER] also reviewed, among other things, data on expenses for comparable properties appraised by [NAME OF APPRAISER]. Inflation and growth rates were estimated by [NAME OF APPRAISER] based on those assumptions typically used by buyers and sellers in the local marketplace, which were derived, in part, from published surveys of real estate brokers and investors.

     [NAME OF APPRAISER] considered two methods to determine valuation under this income capitalization approach: a direct capitalization method and a discounted cash flow method. Direct capitalization is a method used to convert a single year's estimated stabilized net operating income into an indication of value. Under this method, the income producing capacity of a property on a stabilized basis is determined by estimating the gross potential revenue of the property, making deductions for vacancy and collection losses and building expenses, and then capitalizing the net income at a market-derived rate to yield an estimate of value. In determining an overall capitalization rate, [NAME OF APPRAISER] reviewed overall capitalization rates indicated by comparable sales and published surveys of brokers, investors and other real estate market participants. Net operating income was capitalized at a capitalization rate as estimated in accordance with the comparable sales transaction data. Under the discounted cash flow method, periodic cash flows (consisting of net income less leasing commissions, tenant improvement allowances and applicable reserves per period) and a reversionary value, if any (based on an assumed sale at the end of the holding period, estimated for such purpose by capitalizing the following year's net operating income), after deducting appropriate sales expenses, are estimated and discounted to present value. Distinct discount rates were applied to the operating cash flow projections and the reversionary values. The discount rates employed were based on target rates of return and capitalization criteria used by commercial property investors. [NAME OF APPRAISER] derived this information, in part, from published surveys of brokers, investors and other real estate market participants.

     Valuation Methodology - Sales Comparison Approach Based upon actual and proposed sales transactions identified in the property's region, indices of value for the property were derived considering the respective property's age, location and other factors. The indices of value primarily included price per square foot. Adjustments were applied to the indices of value derived from the comparable sales transactions. The indices of value were applied to the property to estimate value in accordance with the sales comparison method. Price per square foot as estimated by reference to comparable sales transactions was multiplied by the rentable square footage of the respective properties to derive an estimate of value.

     [CONFIRM THIS DESCRIPTION ACCURATELY REFLECTS WHAT THE APPRAISER DID.]

     Conclusions as to Value. Based upon the review as described above, it is [NAME OF APPRAISER]'s opinion that the (i) market value of the partnership's interest in the property as of [DATE] is $[______________], making the approved sales price $[___________].

     Assumptions, Limitations and Qualifications of Appraisal. The appraisal reflects [NAME OF APPRAISER]'s valuation of the partnership's property as of [DATE] in the context of the market conditions existing as of such date and the information available on such date. Events occurring after the date of the appraisal and before consummation of any sale of the property, such as changes in capital markets (including changes in financing rates) that might affect demand for real property, changes in building occupancy, changes in tenant motivation with respect to the exercise of renewal options, or changes in real estate property markets, could affect the property or the assumptions used in preparing the appraisal and result in higher or lower values of the property if an updated appraisal were conducted at such time. [NAME OF APPRAISER] has no obligation to update the appraisal on the basis of subsequent events.

     [NAME OF APPRAISER] utilized certain assumptions to determine the appraised value of the property. The specific assumptions, limitations and qualifications made by [NAME OF APPRAISER] in conducting the appraisal include, among other things:

          o Information and data contained in the reports, although obtained from public records and other reliable sources and, where possible, carefully checked by [NAME OF APPRAISER], were accepted as satisfactory evidence upon which rests the final expression of the property's value.

          o [NAME OF APPRAISER] made no legal surveys nor have they commissioned them to be prepared and therefore reference to sketches, plats, diagrams or previous surveys are only for the reader's visualization of the property.

          o [NAME OF APPRAISER] assumed that all information known to the client and relative to the valuation has been accurately furnished and that there are no undisclosed leases, agreements, liens, or other encumbrances affecting the use of the property.

          o [NAME OF APPRAISER] assumed that ownership and management are competent and the property is in responsible hands.

          o No responsibility beyond reasonableness was assumed by [NAME OF APPRAISER] for matters of a legal nature, whether existing or pending.

          o [NAME OF APPRAISER] is not required to give testimony as an expert witness in any legal hearing or before any court of law unless justly and fairly compensated for such services.

          o By reason of the purpose of the appraisal or function of the reports set forth in the appraisals, the value reported is only applicable to the property rights appraised and the appraisal report should not be used for any other purpose.

          o [NAME OF APPRAISER] was not furnished with engineering or soil studies, nor did they commission these to be prepared. Therefore, the opinions as to structural strength of the improvements and drainage and subsoil conditions were based upon observation only and are assumed to be adequate.

          o [NAME OF APPRAISER] believes that there is no evidence to suggest that the property is significant to American history, architecture or culture. Moreover, the property is not considered to be a part of a historic district.

          o [NAME OF APPRAISER] did not make specific compliance surveys and analysis of the property to determine whether or not it is in conformity with the various detailed requirements of the Americans with Disabilities Act. It is possible that compliance surveys of the property together with detailed analyses of the requirements of that act could reveal that the property is not in compliance with one or more of the requirements of the act. If so, this fact could have a negative effect upon the property's value. Since the appraisers have no direct evidence relating to this issue, they did not consider possible non-compliance with the requirements of that act in estimating the property's value.

          o At the partnership's request, the date of the appraised values is [DATE]. As [NAME OF APPRAISER]'s inspection of the property did not take place until [DATE], they assumed the property and general market conditions to have remained stable from the date of the valuations to the date of inspection.

          o The appraisers have inspected the property in regard to the presence of hazardous materials and have questioned management specifically for their knowledge, present and historically, as it relates to the problem. [NAME OF APPRAISER] was not provided with Property Condition Assessments or Phase I Environmental Reports on the property. No environmental hazards known have been uncovered at this time. However, [NAME OF APPRAISER] are not qualified to detect such substances. The presence of hazardous materials may affect the values of the property. The estimated value is predicated on the assumption that there is no such material on or in the property that would cause a loss in its value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them.

          o A survey of the subject site was not provided to [NAME OF APPRAISER]. The land area of the partnership's property was taken from the legal descriptions provided by the partnership. This land area is assumed to be correct and any deviation in the land areas could impact the market value estimate.

[CONFIRM WHAT ACTUAL ASSUMPTIONS WERE MADE]

     The appraisal is available for your inspection at the partnership's executive offices during regular business hours.

     Compensation and Material Relationships. In exchange for preparing the appraisal for the partnership's property, [NAME OF APPRAISER] was paid a fee of $[____]. [NAME OF APPRAISER] also was paid for its expenses in reviewing certain of the proxy solicitation materials and related documentation. Payment of appraisal fees to [NAME OF APPRAISER] is not dependent upon the completion of the proposed asset sale.

OFFERS FROM THIRD PARTIES

     The partnership has not received any offers, or entered into any agreements, for the purchase of the limited partnership interests or the partnership's properties within the last two years.

                             SELECTED FINANCIAL DATA


                                              As of and for the years ended
                                                       December 31,
                            ------------------------------------------------------------------
                               2002          2001          2000          1999          1998
                            ----------    ----------    ----------    ----------    ----------

Gross Income                $    1,408    $    1,463    $    1,398    $    1,371    $    1,361
Net Loss                          (300)         (206)         (256)         (263)         (429)
Net loss per Limited
   Partner Interest             (26.83)       (18.44)       (22.88)       (23.48)       (38.31)
Total Assets at
   Year-End                      2,287         2,646         2,918         3,257         3,585
Total Mortgage
   Notes Payable at
   Year-End                      6,149         6,219         6,284         6,343         6,400


     Since inception, no distributions have been made to either the general partners or the limited partners.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain United States federal income tax consequences to limited partners arising from the proposed sale of the partnership's interest in its remaining property and the liquidation of the partnership. This summary is based upon the Internal Revenue Code of 1986, as currently in effect, applicable Treasury Regulations adopted thereunder, reported judicial decisions and Internal Revenue Service rulings, all as of the date hereof, and all of which are subject to prospective or retroactive change in a manner which could adversely affect limited partners.

     This summary is based on the assumption that interests in the partnership are held by the limited partners as capital assets and does not purport to deal with limited partners in special tax situations such as insurance companies, real estate investment trusts, regulated investment companies, financial institutions, tax-exempt entities, nonresident aliens and foreign corporations. Moreover, this summary does not address the possible consequences to limited partners under any state, local or foreign tax laws of the states and localities where they reside or otherwise do business or where the partnership operates. AS SUCH, EACH LIMITED PARTNER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE CONSEQUENCES TO HIM OR HER OF THE SALE OF THE PROPERTY AND THE DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP.

Allocation of Income and Loss - Generally

     A partnership is not a taxable entity. Therefore, no federal income tax liability may be imposed upon a partnership. Instead, each partner is required to take into account in computing his or her income tax liability his or her allocable share of the partnership's items of income, gain, loss, deduction and credit (collectively referred to herein as "income or loss") in accordance with the partnership agreement. If the allocation of income or loss in the partnership agreement does not have "substantial economic effect" as defined in Internal Revenue Code Section 704(b), the law requires the partnership's income or loss to be allocated in accordance with the partners' economic interests in the partnership. Generally, the distribution of cash attributable to partnership income is not a taxable event unless the distributee partner receives cash distributions in excess of his or her basis in his or her interest in the partnership.

Taxation of the Sale of Partnership Property

     For federal income tax purposes, the partnership will realize and recognize gain or loss on the sale of property. The amount of gain recognized for federal income tax purposes with respect to a property, if any, will be an amount equal to the excess of the amount realized (i.e. cash or other consideration received by the partnership reduced by the expenses of the sale) over the partnership's adjusted tax basis for the property. Conversely, the amount of loss recognized with respect to the sale of a property, if any, will be an amount equal to the excess of the partnership's adjusted tax basis in the property over the amount realized by the partnership for such property. The "adjusted tax basis" of a partnership property is its cost (including non-deductible capital expenditures made by the partnership at the time of purchase) with certain additions or subtractions for expenditures, receipts, losses, or other items properly chargeable to the capital accounts during the period of time from the acquisition of the property until the sale of the property.

Characterization of Gain or Loss

     In general, gains (other than the amount of gain attributable to certain depreciation recapture, which would be classified as ordinary income) recognized with respect to the sale of the partnership's interests in its property should be treated as recognized from the sale of a "Section 1231" asset (i.e., real property and depreciable assets used in a trade or business and held for more than one year). A limited partner's share of gains from the sale of Section 1231 assets of the partnership will be combined with any other Section 1231 gains and losses recognized by such limited partner in that year. If the result is a net loss, the loss is characterized as an ordinary loss. If the result is a net gain, the gain is characterized as a capital gain except that such gain will be treated as ordinary income to the extent the limited partner has "non-recaptured" Section 1231 losses. For these purposes, "non-recaptured"
Section 1231 losses means a limited partner's aggregate Section 1231 losses for the five most recent prior years that have not previously been recaptured.

     For purposes of the passive activity loss limitations of Section 469 of the Internal Revenue Code, gains recognized from the sale by the partnership of its interests in its properties generally will be treated as passive activity income.

Liquidation of the Partnership

     A limited partner's adjusted tax basis in its limited partnership interests is equal to its cost for the limited partnership interests reduced by its allocable share of:

     o    partnership distributions;

     o    partnership losses; and

     o expenditures of the partnership not deductible in computing its taxable income and not properly chargeable to capital account.

A limited partner's adjusted tax basis is increased by its allocable share of:

     o    taxable income of the partnership;

     o    income of the partnership exempt from tax; and

     o    additional contributions to the partnership.

     For purposes of determining a limited partner's adjusted tax basis in its partnership interest, an increase in a limited partner's share of partnership liabilities is treated as a contribution of cash by that limited partner to the partnership, and thereby results in an increase in the limited partner's adjusted tax basis in its limited partnership interests. Conversely, a decrease in a limited partner's share of partnership liabilities is treated as distribution of cash from the partnership, and thereby results in a decrease in the limited partner's adjusted tax basis in its limited partnership interests. To the extent that a decrease in a limited partner's share of partnership liabilities results in a deemed cash distribution to the limited partner which exceeds the limited partner's adjusted tax basis in its limited partnership interests, the limited partner will recognize gain to the extent of the excess of the deemed cash distribution over its adjusted tax basis in its limited partnership interests.

     Upon liquidation of the partnership, a limited partner will recognize gain to the extent of the excess of the cash received by the limited partner (including any deemed cash distributions to the limited partner attributable to the limited partner's share of partnership liabilities) over the limited partner's adjusted tax basis in its limited partnership interests, as such adjusted tax basis is adjusted to reflect the limited partner's allocable share of income or loss arising from normal partnership operations for the year of liquidation and the sale of the partnership's interests in its properties in the year of liquidation. Conversely, upon the sale of the last property and the liquidation of the partnership (assuming only cash is distributed), a limited partner will recognize loss to the extent of the excess of its adjusted tax basis in its limited partnership interests (as adjusted to reflect the limited partner's allocable share of income or loss arising from normal partnership operations for the year of liquidation and the sale of the partnership's interests in its properties in the year of liquidation) over the cash received by the limited partner. In addition, the actual amount of gain arising from the liquidation of the partnership will vary for each limited partner depending upon its adjusted tax basis in its limited partnership interests (which in turn will vary depending upon the price paid by the limited partner for its limited partnership interests, the aggregate partnership distributions received by the limited partner with respect to its limited partnership interests, and the items of partnership income or loss as well as allocations of partnership indebtedness made to the limited partner for federal income tax purposes) and the amount of cash distributed to the limited partner in connection with the liquidation of the partnership.

     When the partnership transfers assets to the liquidating trust, the partnership will use reasonable commercial efforts to structure the transfer and the liquidating trust in such a manner that the consequences described in this paragraph will result. The partnership expects that the liquidating trust will qualify as a grantor trust under the

Internal Revenue Code. However, the partnership does not intend to seek a ruling from the Internal Revenue Service regarding the tax treatment of the liquidating trust. Partners will be treated for tax purposes as having received the liquidating trust's assets together with all partnership assets received upon liquidation of the partnership, and such distribution should be treated as provided above. The partners will then be treated as if they contributed the liquidating trust assets to the liquidating trust, which should not be taxable to either the partners or the liquidating trust. The liquidating trust itself generally will not be subject to tax, and, after the formation of the liquidating trust, each partner will take into account for federal income tax purposes his, her or its allocable portion of any income, gain, deduction or loss which the liquidating trust recognizes. Distributions of assets by the liquidating trust to the partners will not be taxable to them. Each partner should be aware that he, she or it may be liable for tax as a result of the transfer of assets by the partnership to the liquidating trust and the ongoing operations of the liquidating trust, even if the liquidating trust has not made any actual distributions to partners with which to pay such tax.

Characterization of Gain or Loss

     Any gain or loss recognized by a limited partner on liquidation of the partnership should be treated as gain or loss from the sale of a capital asset if the limited partner holds its limited partnership interests as a capital asset. However, the treatment of the gains and losses recognized by the limited partners (as capital or ordinary gain or loss and the ability to offset the two) may differ depending on whether limited partners have any non-recaptured Section 1231 losses as discussed above. Any gain or loss arising from the liquidation of the partnership generally will be treated as passive gain or loss pursuant to
Section 469 of the Internal Revenue Code.

Passive Loss Limitations

     A limited partner's allocable share of partnership income or loss may be subject to the passive activity loss limitations. Limited partners who are individuals, trusts, estates, or personal service corporations may offset passive activity losses only against passive activity income. Limited partners that qualify as closely held corporations under Section 469 of the Internal Revenue Code may offset passive activity losses against both passive activity income and active income (for this purpose, however, "active income" does not include portfolio income). A limited partner's allocable share of any partnership gain realized on the sale of the partnership's interests in its properties will be characterized as passive activity income. Such passive activity income may be offset by passive activity losses from other passive activity investments. Because the sale of the partnership's last property and the dissolution of the partnership following such sale will qualify as a disposition of the partnership's activity for purposes of the passive loss rules, a limited partner's allocable share of any partnership loss realized as a result of the sale of the partnership's interests in its properties and any suspended partnership losses from prior years should not be subject to the passive loss limitations in the taxable year of such sale and dissolution.

Income Tax Rates/Taxation of Gains and Losses

     The Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, the Economic Growth and Tax Relief Act of 2001 and the Jobs and Growth Tax Relief Reconciliation Act of 2003 contain significant changes to the taxation of ordinary income and capital gains of individuals, trusts and estates. The maximum rate of tax on adjusted net capital gains of individuals, trusts and estates from the sale or exchange of capital assets held for more than one year has been reduced to 15%, and the maximum rate for net capital gains attributable to the sale of depreciable real property held for more than one year (other than certain depreciation recapture taxable as ordinary income) is 25% to the extent of the deductions for depreciation with respect to such property. The current maximum tax rate on ordinary income of individuals is 35%. This disparity in tax rates could be beneficial to individual limited partners with suspended losses attributable to the partnership. Following the sale of the last property by the partnership, a limited partner will be considered to have disposed of his or her entire interest in the partnership, and thus, the limited partner should be entitled to deduct all suspended passive losses from the partnership against any ordinary income earned by such limited partner in the year of liquidation of the partnership or use such suspended losses to offset any gain allocable to such limited partner on the sale of the partnership's interests in its properties. Capital gains of individuals and corporate taxpayers can be offset by capital losses. However, capital losses can be deducted, in any year, only to the extent of a limited partner's capital gains plus, in the case of a non-corporate taxpayer, ordinary income up to $3,000.

Exempt Employee Trusts and Individual Retirement Accounts

     Tax-exempt organizations, including trusts which hold assets of employee benefit plans, although not generally subject to federal income tax, are subject to tax on certain income derived from a trade or business carried on by the organization which is unrelated to its exempt activities. However, such unrelated business taxable income does not in general include rents from real property, gain from the sale of property other than inventory or property held for sale to customers in the ordinary course of business, interest, dividends and certain other types of passive investment income that are not derived from "debt-financed property" as defined in Section 514 of the Internal Revenue Code. If, as the partnership believes, the property is not characterized as "inventory," and is not held primarily for sale to customers in the ordinary course of the partnership's business, and the partnership's indebtedness is not "acquisition indebtedness" for purposes of Section 514(c) of the Internal Revenue Code, the income from the sale of the property should not constitute unrelated business taxable income. Finally, the partnership's temporary investment of funds in interest-bearing instruments and deposits also should not give rise to unrelated business taxable income.

     THE FOREGOING ANALYSIS CANNOT BE, AND IS NOT INTENDED AS, A SUBSTITUTE FOR CAREFUL TAX PLANNING. LIMITED PARTNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR OWN TAX SITUATIONS AND THE EFFECTS OF THE SALE BY THE PARTNERSHIP OF ITS INTERESTS IN ITS PROPERTY AND THE LIQUIDATION OF THE PARTNERSHIP AS TO FEDERAL, STATE, LOCAL AND FOREIGN TAXES INCLUDING, BUT NOT LIMITED TO, INCOME AND ESTATE TAXES.

                 CONFLICTS OF INTEREST, RELATED TRANSACTIONS AND
                  INTERESTS OF CERTAIN PERSONS IN THE PROPOSALS

     Under applicable law, the general partners have a fiduciary duty of both loyalty and care to the partnership and to its limited partners. This duty requires that the general partners exercise good faith and integrity in handling partnership affairs and that these affairs be conducted in the best interests of the partnership and the limited partners. As a fiduciary, the general partners are charged with the safekeeping and use of all partnership funds and assets and must use such funds and assets for the exclusive benefit of the partnership. Further, the general partners must safeguard the rights of the limited partners provided under Texas law and the partnership agreement. The general partners are liable to the partnership for any violation or breach of these fiduciary duties. In this connection, it is a requirement that all material conflicts of interest faced by the general partners in connection with the adoption of the proposals and the sale of the property be fully disclosed for consideration by the limited partners. In considering the recommendation of the general partners, you should consider the conflicts of interests described below and be aware that the general partners and some of their affiliates have interests in the proposals that are different from, or in addition to, your interests as a limited partner.

     During the years ended December 31, 2002, 2001 and 2000, the general partners or their affiliates were reimbursed for Partnership administrative and operating expenses, excluding property and construction management fees, in the amounts of $11,641, $11,681 and $11,050, respectively.

     On January 1, 1990, Murray Management Corporation retained Anterra Management Corporation, an affiliate of the general partners, to provide certain administrative and management services with respect to the partnership and its properties. Anterra Management Corporation is a real estate related service company formed by former executive officers of Murray Management Corporation and its affiliates, and earned property and construction management fees of $56,205, $57,867 and $61,528 for the years ended December 31, 2002, 2001 and 2000, respectively. Once the proposals are approved and Fifth Avenue Apartments is sold, Anterra Management Corporation will not earn any further management fees.

     One of the proposed amendments to the partnership agreement would provide for compensation to SM7 Apartment Investors Inc. for its work related to the sale of the final property and the liquidation and dissolution of the partnership. The general partners believe the amount of this compensation is fair, given the amount of work to be undertaken in order to sell the final property, liquidate and dissolve the partnership.

     No formal procedures were put in place to minimize the potential conflicts of interest between the general partners and the partnership. The general partners have sought to honor faithfully their fiduciary duty to the partnership even though the non-corporate general partner anticipates receiving a portion of the asset sale and dissolution proceeds. The general partners believe that the [NAME OF APPRAISER]'s appraisal and other aspects of procedural fairness have been incorporated into the structure of the proposed asset sale and dissolution, and the expected benefits to you from the proposed asset sale and dissolution offset any detriment arising from such conflicts of interest or the absence of an independent representative.

     The general partners did not engage separate legal and financial representation for the limited partners. Had separate representation been arranged for limited partners, the terms of the proposed asset sale, partnership agreement amendments and dissolution might have been different and possibly more favorable to you. In addition, if separate representation had been arranged for the limited partners, issues unique to the value of the partnership might have received greater attention during the structuring of the proposed asset sale, partnership agreement amendments and dissolution.

                               REGULATORY MATTERS

     No federal or state regulatory approvals need be obtained in connection with the proposals and the sale of the property thereunder. Certain filings will be required in Texas upon approval of the amendment to the partnership agreement and upon the dissolution of the partnership.

                              ACCOUNTING TREATMENT

     The consent of the limited partners to the asset sale, partnership agreement amendments and dissolution proposals will ultimately have an impact on the accounting treatment applied to the partnership in its financial statements prepared in accordance with generally accepted accounting principles. The partnership currently classifies all of its operating property as "assets to be held for use" and will continue to classify the operating property as such until it is determined that management of the partnership actually has the current ability to remove the assets from operations. At that time, the partnership will reclassify the property as "assets to be disposed of." Other criteria for the reclassification to "assets to be disposed of" include:

     o management, which has the appropriate level of authority, approving and committing the partnership to a formal plan of sale;

     o the formal plan of sale specifically identifies the assets to be sold, actions to be taken and expected date of completion of the asset sale;

     o    the partnership has an active program to find a buyer for the assets;

     o    management can estimate the proceeds of the sale;

     o    action required by the formal plan of sale will begin immediately;

     o the period of time to complete the asset sale indicates that significant changes to the formal plan of sale are not likely; and

     o    the sale of the asset is probable within a one-year period.

     Once the property is classified as "assets to be disposed of," the property is carried at the lower of carrying amount or fair value less cost to sell.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                        AND MANAGEMENT OF THE PARTNERSHIP

     Naomi Ruth, The Wilden Trust owns 600 limited partnership interests or approximately 5.42% of the total outstanding number of limited partnership interests. No other person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) is known to the partnership to be the beneficial owners of more than five percent of the outstanding limited partnership interests as of July [___], 2003.

     No general partner or any officer or director of a general partner beneficially owned or owned of record directly or indirectly any limited partnership interests as of July [___], 2003.

     No arrangements are known to the partnership which may result in a change of control of the partnership.

           ABSENCE OF PUBLIC MARKET FOR LIMITED PARTNERSHIP INTERESTS

     There is no public market for the limited partnership interests and none has existed since the original public offering of the limited partnership interests. Occasional transfers of limited partnership interests have occurred during this period, but the general partners only receive information once a month regarding the prices, if any, paid for limited partnership interests in connection with such transfers. Consequently, you may not be able to liquidate your limited partnership interests in the event of an emergency or for any other reason, and your limited partnership interests may not be readily accepted as collateral for a loan.

                                FEES AND EXPENSES

     All fees and expenses in connection with the preparation, printing and mailing of this proxy statement will be paid by the partnership. Such expenses are expected to total approximately $[___________].

                         INFORMATION CONCERNING AUDITORS

     Representatives of KPMG LLP will be present at the special meeting, will have an opportunity to make a statement should they desire to do so and will be available to respond to appropriate questions.

                            LIMITED PARTNER PROPOSALS

     The partnership has no annual or periodic meetings of the limited partners. Meetings of the limited partners shall be called by the general partners upon receipt of a request in writing signed by limited partners holding at least 10% of the limited partnership interests then outstanding. Such request shall state the purpose or purposes of the proposed meeting and the business to be transacted. Notice of any such meeting shall be delivered to all general and limited partners within 10 days after receipt of the request and not less than 15 nor more than 60 days before the date of such meeting.

                                  OTHER MATTERS

     The partnership is not aware of any additional matters not set forth in the notice of special meeting of limited partners that will be presented for consideration at the special meeting. IF SUCH PROPOSALS OR ANY OTHER MATTERS REQUIRING THE VOTE OF THE LIMITED PARTNERS PROPERLY COME BEFORE THE SPECIAL MEETING, THE PERSONS AUTHORIZED UNDER THE PROXIES WILL VOTE AND ACT ACCORDING TO THEIR BEST JUDGMENT.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder. Under the Exchange Act, we must file reports, proxy statements and other information with the SEC. You may read and copy any of this information at the following location of the SEC:

                            SEC Public Reference Room
                             450 Fifth Street, N.W.
                                    Room 1024
                             Washington, D.C. 20549

     You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of our material by mail at prescribed rates from:

                            Public Reference Section
                       Securities and Exchange Commission
                             450 Fifth Street, N.W.
                          Washington, D.C. 20549-0004.

     The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, like the partnership, that file electronically with the SEC. The address of that website is http://www.sec.gov.

                           INCORPORATION BY REFERENCE

     A copy of the partnership's Annual Report on Form 10-K for the year ended December 31, 2002, is attached to this proxy statement as Appendix B.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The documents the partnership is incorporating by reference are:

     o The partnership's Annual Report on Form 10-K for the year ended December 31, 2002; and

     o All other documents which the partnership filed, or will file, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since December 31, 2002 to the date of the special meeting.

     The partnership will provide by first class mail within one business day of receiving a written or oral request a copy of any or all of the documents incorporated by reference in this proxy statement (other than exhibits to such documents unless such documents are specifically incorporated by reference into the information this proxy statement incorporates). Written requests for such copies should be addressed to the partnership at 5520 LBJ Freeway, Suite 500, Dallas, Texas 75240, and telephone requests may be made to Richard Hoffmann, at
(972) 404-7106.

                                   APPENDIX A

                [NAME OF APPRAISER] SUMMARY OF PROPERTY APPRAISAL

                                   APPENDIX B

        ANNUAL REPORT ON FORM 10-K (FOR THE YEAR ENDED DECEMBER 31, 2002)

                                   APPENDIX C

                     LISTING AGREEMENT WITH [NAME OF BROKER]

                                   APPENDIX D

         PROPOSED AMENDMENTS TO THE CERTIFICATE AND AGREEMENT OF LIMITED
                             PARTNERSHIP, AS AMENDED

         RESOLVED, that the Agreement of Limited Partnership of the Partnership, as amended, be further amended by adding the following sentence to the end of
Section 10.10 thereof:

         As of July [___], 2003, the Investment Committee shall be disbanded and have no further duties or obligations, and its approval shall thereafter no longer be required.



         RESOLVED, that the Agreement of Limited Partnership of the Partnership, as amended, be further amended by adding a new article and section, to be called
Article XXV, Section 25.1, which shall read in its entirety as follows:

                                   Article XXV

         25.1 Notwithstanding Article VIII or any other provision in this Agreement to the contrary, SM7 Apartment Investors Inc. shall be paid a liquidation management fee and a sales disposition fee. The liquidation management fee shall total $80,000, and be paid at a rate of $8,000 per month until the partnership is dissolved. The payment of the liquidation management fee shall commence upon the listing of the Fifth Avenue Apartments. Upon the sale of Fifth Avenue Apartments, if the entire $80,000 has not yet been paid, the balance of the liquidation management fee still outstanding shall be paid in a lump sum from the sales proceeds. The sales disposition fee shall be paid upon the sale of Fifth Avenue Apartments, and shall equal 1% of the gross sales price.

                         S/M REAL ESTATE FUND VII, LTD.

                                      PROXY

                   PROXY SOLICITED BY THE GENERAL PARTNERS FOR
                 SPECIAL MEETING TO BE HELD ON AUGUST [__], 2003

The undersigned hereby appoints Richard Hoffmann, Lynn Maynard or Sandy Robison, and each of them, jointly and severally, as the undersigned's proxy or proxies, with full power of substitution, to vote all limited partnership interests of S/M Real Estate Fund VII, Ltd. which the undersigned is entitled to vote at the Special Meeting of the limited partners to be held at 2200 Ross Avenue, Suite 2200, Dallas, Texas on August [__], 2003 at [___] [A.M./P.M.], local time, and any adjournments thereof, as fully as the undersigned could if personally present, upon the proposals set forth below, revoking any proxy or proxies heretofore given.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDER WITH RESPECT TO ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.


       (Continued, and to be marked, dated and signed, on the other side.)

                            o FOLD AND DETACH HERE o

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

1. If you are calling from within the United States, call TOLL FREE [NUMBER] on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

2.   Vote by Internet at our Internet Address:  [WEBSITE ADDRESS]

                                       OR

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                   PLEASE VOTE

        THE GENERAL PARTNERS RECOMMEND A VOTE FOR EACH OF         Please mark  your
        PROPOSALS 1 AND 2. EACH OF THE PROPOSALS IS CONDITIONED   votes as indicated   [X]
        ON THE APPROVAL OF THE OTHER PROPOSAL.                    in this example.

1. Proposal 1: Approval of the proposed sale of the partnership's final property, Fifth Avenue Apartments, on the terms described in the accompanying proxy statement, which would result in the sale of all of the partnership's assets, and the amendments to the partnership agreement to disband the Investment Committee and to approve compensation related to the dissolution of the partnership.

             [ ] FOR                 [ ] AGAINST                  [ ] ABSTAIN

2. Proposal 2: Approval of the subsequent dissolution and liquidation of the partnership.

             [ ] FOR                 [ ] AGAINST                  [ ] ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

                                                       Date                    /

                                                                       Signature

                                                      Signature, If Jointly Held

                                  If acting as Attorney, Executor, Trustee or in
                                 other representative capacity, please sign name
                                                                      and title.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

[PHONE]                  VOTE BY TELEPHONE AND INTERNET               [COMPUTER]
                              QUICK EASY IMMEDIATE

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER located in the box in the lower right of this form.

OPTION A: To vote as the general partners recommend on the proposals: Press [1]

OPTION B: If you choose to vote on each item separately, press [0]. You will hear these instructions:

               Item 1: To vote FOR, press [1]; AGAINST, press [9];
              ABSTAIN, press [0]. When asked, you must confirm your
                              vote by pressing [1].

VOTE BY INTERNET:  The Web address is:  [WEBSITE ADDRESS]
          IF YOU VOTE BY PHONE OR INTERNET - DO NOT MAIL THE PROXY CARD
                              THANK YOU FOR VOTING

                                                   -----------------------------
CALL * * TOLL FREE * * ON A TOUCH TONE TELEPHONE
               [NUMBER] - ANYTIME
     THERE IS NO CHARGE TO YOU FOR THIS CALL
                                                   -----------------------------
                                                   CONTROL NUMBER
                                                   FOR TELEPHONE/INTERNET VOTING